EXHIBIT 10.20

LOAN AGREEMENT

THIS LOAN AGREEMENT NO. 2061 (this “Agreement”) is entered into as of July 1, 2011, by and between LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”), as lender, ENERKEM INC., a Canadian corporation (“Borrower”), as borrower, and ENERKEM CORPORATION, a Delaware corporation (“Enerkem US”) and the other guarantors from time to time party hereto (collectively, “Guarantors” and together with Borrower, “Obligors”), as guarantors, and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money.  In consideration of the mutual covenants herein contained, the parties agree as follows:

1.             DEFINITIONS AND CONSTRUCTION

1.1          Definitions.  Initially capitalized terms used and not otherwise defined herein are defined in the Personal Property Security Act (Ontario) (“PPSA”).

“Advance” means any amount advanced by Lender to Borrower hereunder.

“Basic Rate” a per annum rate of interest equal to 9% per annum.

“Canadian Dollars”, “Cdn. Dollars”, and “Cdn. $” mean lawful money of Canada.

“Cash Equivalents” means instruments having the following characteristics (i) marketable direct obligations issued by, or unconditionally guaranteed by, the Canadian government or the United States government, as the case may be, or issued by any agency of either government and backed by the full faith and credit of Canada, any province of Canada, the United States or any state of the United States, as the case may be, in each case maturing within one year from the date of acquisition; (ii) certificates of deposit, time deposits, overnight bank deposits or bankers acceptances having maturities of twelve months or less from the date of acquisition issued by any bank listed on Schedule I to the Bank Act (Canada) or any commercial bank with combined capital and surplus of not less than $500,000,000 that is organized under the laws of Canada or any province of Canada, the United States of America or any state of the United States; (iii) commercial paper maturing within twelve months from the date of acquisition, that has at least two ratings of at least A-1+ by S&P, P-1 by Moody’s, and R-1 (middle) by DBRS; and (iv) shares of money market mutual or similar funds offered by any bank listed on Schedule I to the Bank Act (Canada) or any commercial bank satisfying the requirements of item (ii) of this definition as long as the funds have the highest ratings for similar investments from at least two of S&P, DBRS and Moody’s.

“Collateral” means: all present and after-acquired personal and movable property (excluding intellectual property) of Obligors, including (i) all property in which Lender now has or hereafter obtains a security interest or which is listed on any financing statement or registration naming Obligors as Debtor in any capacity and Lender or an affiliate of Lender as Secured Party; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds.

“Commitment” means US $15,000,000.

“Commitment Fee” means US $20,000.

“Commitment Termination Date” means the earliest to occur of (i) (a) July 15, 2011 if Borrower has not drawn Advances of at least US $3,000,000 by such date, or (b) March 31, 2012; (ii)  any Event of Default; (iii) prior to the date of an initial public offering of Borrower’s securities, the date on which Patrice Ouimet or Vincent Chornet ceases to be employed by Borrower; (iv) prior to the date of an initial public offering of Borrower’s securities, the date on which less than 2 individuals from either Braemar Energy Ventures, Rho Capital Partners or Waste Management, Inc. are members of Borrower’s Board of Directors; and (v) the date on which Borrower ceases to be in the business of providing and developing alternative fuels and specialty chemicals out of municipal waste or other non-food feedstocks.

“Control Agreement” means an agreement substantially in the form of Exhibit L or otherwise acceptable to Lender.

“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.

“Default Rate” means the lesser of 18% per annum or the highest rate permitted by applicable law.

“Disclosure Schedule” means the schedule attached as Schedule 1 hereto.

“Enerkem Alberta GP” means Enerkem Alberta Biofuels G.P. Inc, a Canadian corporation and wholly owned subsidiary of Borrower.

“Enerkem Alberta LP” means Enerkem Alberta Biofuels LP, a limited partnership organized under the laws of Alberta and jointly owned by Borrower and Greenfield

“Enerkem Mississippi” means Enerkem Mississippi Biofuels LLC, a Delaware limited liability company and a wholly owned indirect Subsidiary of Enerkem US

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“Event of Default” is defined in Section 8.

“Financial Statements” means (i) the audited consolidated financial statements of Borrower for the fiscal year ended December 31, 2009 consisting of a balance sheet and the accompanying statements of income, retained earnings and changes in financial position for the year then ended and all notes related to them, together with a report of the auditors, and (ii) the unaudited consolidated financial statements of Borrower as at December 31, 2010 consisting of a balance sheet and the accompanying unaudited statements of income of Borrower for the 12-month period then ended.

“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.

“Greenfield” means Greenfield Advanced Biofuels Inc., a Canadian corporation and wholly owned subsidiary of Borrower.

“Guarantee” means the guarantee by each Guarantor in favour of Lender in the form of Exhibit J.

“Incumbency Certificate” means the document in the form of Exhibit E.

“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations in respect of obligations of a similar nature to the types set forth in (i), (ii), and (iii), including guarantees and obligations of reimbursement or respecting letters of credit.  For greater clarity, current trade payables incurred in the ordinary course of Obligors’ business shall not constitute Indebtedness.

“Investment” means (i) any investment in or purchase of or other acquisition of any shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights of any person, (ii) any purchase or other acquisition of a business or undertaking or division of any person, including pursuant to an acquisition of assets, (iii) any investment in or purchase of or other acquisition of any assets of any other person (other than the purchase of inventory or equipment in the ordinary course of business), or (iv) any loan or advance or guarantee or the provision of any other financial assistance of any kind to, or otherwise becoming liable for any debts, liabilities or obligations of, any person but, for greater certainty, does not include capital expenditures made in compliance with this Agreement.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable legal fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought; provided, however, that Lender’s Expenses for the preparation and negotiation of the Loan Documents in connection with the initial Advance shall not exceed US $40,000.  Lender will apply deposits received before the date hereof, if any, towards Lender’s Expenses.

“Lien” means any lien, security interest, hypothec, pledge, bailment, capital lease, financial lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

“Loan” means all of the Advances, however evidenced.

“Loan Commencement Date” means July 1, 2012.

“Loan Documents” means, collectively, this Agreement, the Warrant, the Notes, the Security and all other documents, instruments and agreements entered into between Obligors and Lender in connection with the Loan, all as amended or extended from time to time.

“Mechanical Completion” means, with respect to a facility, the date upon which all of the equipment necessary to operate such facility has been installed and commissioned and such facility is fully operational.

“Movable Hypothec” means an agreement in the form of Exhibit A.

“Negative Pledge Agreement” means an agreement in the form of Exhibit H.

“Note” means a Secured Promissory Note in the form of Exhibit B.

“Notice of Borrowing” means the form attached as Exhibit D.

“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Obligors to Lender of any kind or description (pursuant to the Loan Documents or otherwise (with the exception of the Warrant)), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Obligors are required to pay or reimburse by the Loan Documents or by law.

“Obligors’ Books” means all of Obligors’ books and records, including records concerning Collateral, Obligors’ assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

“Permitted Indebtedness” means: (i) the Loan; (ii) Indebtedness incurred for the purpose of acquiring equipment, provided however, that such Indebtedness is secured only by such purchased equipment (including any accessions, attachments, replacements, improvements or proceeds thereof) and is in an aggregate amount not to exceed Cdn. $2,000,000; (iii) Indebtedness secured by clause (ii) of Permitted Liens, (iv) Indebtedness between Obligors; and (v) letters of credit or equivalent financial instruments issued at the request of an Obligor in an aggregate amount not to exceed Cdn. $500,000.

“Permitted Investments” means Investments existing as of the date hereof and disclosed on the Disclosure Schedule and the Investments described in this definition, but only at a time when no Default or Event of Default has occurred and is continuing or would result from such Investment: (i); Cash Equivalents; (ii) Investments by Obligors in Enerkem Alberta LP, Enerkem Mississippi and Varennes LP, (iii) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, (iv) Investments in an aggregate amount not to exceed Cdn. $200,000 consisting of guarantees in respect of credit cards issued to Subsidiaries; (v) Investments consisting of the acquisition of a business, undertaking or assets (other than the purchase of inventory or equipment in the ordinary course of business) in an aggregate amount not to exceed Cdn. $1,000,000 provided such assets or securities are free and clear of Liens (other than Permitted Liens) and provided further that such acquisition does not require Obligors to incur any Indebtedness that is not Permitted Indebtedness; and (vi) nominal Investments in new Subsidiaries formed in accordance with Section 6.8.

“Permitted Liens” means: (i) Liens in favour of Lender; (ii) Liens disclosed in the Disclosure Schedule supporting Permitted Indebtedness existing as of the date hereof, (iii) Liens on the Borrower’s guaranteed investment certificates (or equivalent financial instruments) pledged to support letters of credit or equivalent financial instruments issued in favour of third parties for the benefit of an Obligor or a Subsidiary of an Obligor; (iv) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (v) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Obligors on which Obligor is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; (vi) Liens securing Indebtedness described in clause (ii) of the definition of Permitted Indebtedness; and (vii) statutory Liens of landlords, warehousemen, mechanics, repairmen, workmen and materialmen incurred in the ordinary course of business and other Liens imposed by law incurred in the ordinary course of business for amounts not yet overdue or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by Obligors and for which Obligor has made adequate provision for payment of the contested amount and provided evidence of the provision to the extent requested by Lender.

“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

“Responsible Officer” means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.

“RPMRR” means the Register of Personal and Movable Real Rights, Quebec.

“Security” means (i) all security documents made by an Obligor in favour of or for the benefit of the Lender, securing or intending to secure the Obligations, including the security documents described in or granted pursuant to Section 4.1, the Movable Hypothec and the Share Pledge Agreement, (ii) the Guarantee and (iii) the UCC Financing and Security Agreement.

“Share Pledge Agreement” means an agreement in the form attached hereto as Exhibit I whereby Borrower pledges its present and future shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in Varennes GP, Enerkem Alberta GP, and Enerkem US to Lender, to secure the Obligations.

“Subsidiary” means any corporation, partnership, limited liability company, or other entity of which a majority of the outstanding equity securities entitled to vote for the election of directors or to direct the management of such entity (other than as the result of a default) is owned by Obligors directly or indirectly through Subsidiaries, including Subsidiaries that may be formed after the date hereof in accordance with Section 6.8 below.

“Term” means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.

“UCC” means the Uniform Commercial Code in effect in the State of California.

“UCC Financing and Security Agreement” means the agreement attached hereto as Exhibit K between Lender and Enerkem US.

“US Dollars”, “United States Dollars” and “US $” mean lawful money of the United States of America.

“Varennes GP” means 7037163 Canada Inc., a Canadian corporation, partially-owned by Borrower.

“Varennes LP” means Varennes Cellulosic Ethanol L.P., a limited partnership organized under the laws of Ontario and partially owned by Borrower and Varennes GP.

“Warrant” means the warrant in favour of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.

1.2          Interpretation.  References to the “Obligors” shall be interpreted as referring to “the Obligors or either of them”.  References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated.  “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole.  “Including” is not limiting.  All accounting and financial computations shall be computed in accordance with generally accepted accounting principles in Canada consistently applied (“GAAP”) including, for the avoidance of doubt, International Financial Reporting Standards.  “Or” is not necessarily exclusive.  All interest computation shall be based on a 360-day year and actual days elapsed prior to the Loan Commencement Date and on a 360-day year and 30 day month on and after the Loan Commencement Date.

1.3          Interest Act.  For the purpose of the Interest Act (Canada) and disclosure thereunder, as well as under each Note, (i) whenever interest to be paid under any Loan Document is to be calculated on the basis of a 360-day year or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 days or such other period of time, as the case may be, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under any Loan Document, and (iii) the rates of interest stipulated in any Loan Document are intended to be nominal rates and not effective rates or yields.

1.4          Usury.  The Obligors and the Lender intend to comply with applicable law relating to usury.  Notwithstanding any other provision of this Agreement or any other Loan Document, in no event shall any Loan Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by applicable law or in an amount or at a rate that would result in the receipt by the Lender of interest at a criminal rate, as the terms “interest” and “criminal rate” are defined under the Criminal Code (Canada).  Where more than one applicable law applies to the Obligors, the Obligors shall not be obliged to make payment in an amount or at a rate higher than the lowest permitted amount or rate.  If from any circumstance whatever, fulfilment of any provision of any Loan Document would result in exceeding the highest rate or amount permitted by applicable law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to reflect the highest permitted rate or amount.  If from any circumstance the Lender shall ever receive anything of value as interest or deemed interest under any Loan Document that would result in exceeding the highest lawful rate or amount of interest permitted by applicable law, the amount that would be excessive interest shall be applied to the reduction of the principal amount of the relevant Loan, and not to the payment of interest, or if the excessive interest exceeds the unpaid principal balance of the relevant Loan, the amount exceeding the unpaid balance shall be refunded to the Obligors.  In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Obligors and the Lender shall, to the maximum extent permitted by applicable law, (i) characterize any non principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and their effects, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the term of the applicable Loan so that interest does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of the Obligations to the end that no portion shall bear interest at a rate greater than that permitted by applicable law.

2.             THE LOANS

2.1                               Commitment.  Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, on or before the Commitment Termination Date.  Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date.  Repaid principal of the Advances may not be re-borrowed.

2.2                               The Advances.  A Note setting forth the specific terms of repayment will evidence each Advance.  No Advance will be made for less than US $1,000,000, unless less than US $1,000,000 remains available under the Commitment for borrowing.   Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.

2.3                               Terms of Payment, Repayment.

(a)           Repayment.  Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note.  Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate.

(b)           All payments due to Lender must be, at Lender’s option, paid to Lender via wire transfer in immediately available funds, in United States dollars, to Lender’s bank as set forth on Exhibit G.

(c)           Default Rate.  While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate.  Lender’s failure to charge or accrue interest at the Default Rate during the existence of an Event of Default shall not be deemed a waiver by Lender of its right or claim thereto or for future Events of Default.

(d)           Date.  Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

2.4                               Fees.  Borrower shall pay to Lender the following:

(a)           Commitment Fee.  The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses.

(b)           Late Fee.  On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 1% of the past due amount, payable on demand.

(c)           Lender’s Expenses.  Promptly following request, all Lender’s Expenses.  Lender’s Expenses not paid when due shall bear interest as principal at the Default Rate.

3.             CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

3.1          Conditions Precedent to any and all Advances.  The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, the Movable Hypothec, the Share Pledge Agreement, and all public registrations and filings wherever such registration or filing may be necessary to perfect the Security, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender’s security interests in the Collateral are valid and first priority, except for Permitted Liens; and (v) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied.  The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Obligors’ obligation to deliver such item for a future Advance.

3.2          Procedure for Making Advances.  For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 10 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.

4.             SECURITY INTEREST

4.1          Grant of Security Interest.  Each Obligor incorporated under the laws of Canada or any province thereof agrees to grant to Lender a valid, first priority (subject to Permitted Liens), continuing security interest in all present and future Collateral in the form of a general security agreement, movable hypothec, pledge agreement and/or other documents appropriate for the type of Collateral and jurisdiction in which the Collateral is located in order to secure prompt, full, faithful and timely payment and performance of all Obligations. Each Obligor incorporated under the laws of the United States of America or any state thereof grants to Lender a valid, first priority, continuing security interest in all present and future Collateral as described in the UCC Financing and Security Agreement in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

4.2          Inspections.  Lender shall have the right upon reasonable prior notice to inspect Obligors’ Books, including computer files and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Obligors or the Collateral, provided that such right can only be exercised twice in any calendar year unless an Event of Default has occurred and is continuing.

5.             REPRESENTATIONS AND WARRANTIES

Each of the Obligors represents, warrants and covenants as follows:

5.1          Due Organization and Qualification.  It is a corporation duly formed, existing and in good standing under the laws of its jurisdiction of incorporation and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located.

5.2          Authority.  It has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.

5.3          Disclosure Schedule.  All information on the Disclosure Schedule is true, correct and complete.

5.4          Authorization; Enforceability.  The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by it.  The Loan Documents constitute legal, valid and binding obligations of it, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.

5.5          Name and Location.  It has not done business under any legal name other than that specified on the signature page hereof or as set forth on the Disclosure Schedule.  The chief executive office, principal place of business, and the place where it maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the addresses set forth in Section 11 and on the Disclosure Schedule.

5.6          Litigation.  All actions or proceedings pending or to the knowledge of it threatened against an Obligor before any court or administrative agency which could result in liability to an Obligor in excess of Cdn. $50,000 are set forth on the Disclosure Schedule. As of the date hereof, all actions or proceedings pending by an Obligor before any court or administrative agency are set forth on the Disclosure Schedule.

5.7          Financial Statements.  All Financial Statements fairly represent in all material respects the financial condition of Borrower on the date thereof.  All financial statements delivered to Lender pursuant to Section 6.2 shall fairly represent, in all material respects, the financial condition of Borrower on the date thereof.

5.8          Solvency.  No Obligor incorporated under the laws of Canada or any province thereof is a “bankrupt” or an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).  No Obligor incorporated under the laws of the United States of America or any state thereof is “insolvent” within the meaning of the US Bankruptcy Code.

5.9          Taxes.  It has filed all required tax returns, and has paid all taxes which are due and payable other than where the failure to comply would not reasonably be expected to have an adverse effect on it.

5.10        Rights; Title to Assets.  It possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct its business as now operated or proposed to be operated. It has good title to its assets, free and clear of any Liens, except for Permitted Liens.

5.11        Full Disclosure.  No written representation, warranty or other statement made by it in any Loan Document, furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

5.12        Inactive Subsidiaries.  Enerkem Alberta LP and Enerkem Mississippi are the only direct or indirect Subsidiaries of Obligors which (i) actively carry on any business, (ii) are the legal or beneficial owner of any undertaking, property or assets (other than undertaking, property or assets, the value of which is immaterial), or (iii) have any Indebtedness (other than Indebtedness in an immaterial amount).  Varennes GP is the general partner of Varennes LP and Enerkem Alberta GP is the general partner of Enerkem Alberta LP, but other than acting in such capacity, each of Varennes GP and Enerkem Alberta GP carry on no active business, has no other undertaking, property or assets and has no Indebtedness other than its interest in the limited partnership of which it is serving as the general partner and assets which it is holding on behalf of such limited partnership in its capacity as general partner.

5.13        Regulated Substances.  It complies and will comply with all laws respecting Regulated Substances.

5.14        Reaffirmation.  Each Notice of Borrowing will constitute (i) a warranty and representation in favour of Lender that there does not exist any Default and (ii) subject to any amended Disclosure Schedule delivered to Lender or any other written disclosure required to be sent to Lender pursuant to the terms hereof, a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents, provided, however, and notwithstanding any provision in this Agreement to the contrary, if any such amended Disclosure Schedule or other written disclosure contains any matter which could reasonably be expected to have a material adverse effect on Borrower or the Collateral, Lender’s obligation to make Advances to Borrower hereunder shall be suspended during the pendency of any such material adverse effect condition.

5.15        Auction Rate Securities.  It (i) owns no auction rate securities or similar financial instruments directly or indirectly in any brokerage, securities account or other account created by or for the benefit of it; and (ii) has not created any standing or discretionary purchase order or directive with any brokerage account or broker service to purchase auction rate securities or similar financial instruments on behalf of it.

6.             AFFIRMATIVE COVENANTS

Each of the Obligors covenants and agrees that it shall do all of the following:

6.1          Good Standing and Compliance.  It shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.

6.2          Financial Statements, Reports, Certificates.  Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a consolidated balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 120 days after the end of the fiscal year, audited consolidated financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present in all material respects Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or, to the knowledge of Borrower, threatened against Borrower which is likely to result in liability to Borrower in excess of Cdn. $50,000; and (iv) such other financial information as Lender may reasonably request from time to time.  Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer of Borrower (each an “Officer’s Certificate”) in the form of Exhibit F.

6.3          Notice of Defaults.  Promptly upon any officer obtaining knowledge of any Default or Event of Default, deliver an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and Borrower’s proposed action with respect thereto.

6.4          Use; Maintenance.  It, at its expense, shall (i) maintain the Collateral (other than Collateral which is not material to the operations of any of the Obligors) in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) as soon as reasonably practicable, repair or replace any lost or damaged Collateral (other than Collateral which is not material to the operations of any of the Obligors).

6.5          Insurance.  It, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance policy shall: (i) name Lender loss payee or additional insured, as appropriate, as their interests appear (ii) provide for insurer’s waiver of its right of subrogation against Lender and Obligors, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Obligors and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of the Obligors, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation.  It shall furnish all certificates of insurance required by Lender evidencing that the requirements of this Section 6.5 have been and will continue to be satisfied.

6.6          Loss Proceeds.     So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Obligors’ election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Obligors’ business.

6.7          Taxes.  It shall file when due all required tax returns, and shall pay when due all taxes it owes other than where the failure to comply would not reasonably be expected to have an adverse effect on it.

6.8          Creation of Subsidiaries.  It shall provide Lender not less than 15 days prior written notice of the formation of a Subsidiary, whether domestic or foreign.  Obligors shall take all steps necessary at the request of Lender to cause (i) a pledge of such Subsidiary’s capital stock owned by it in favour of Lender and (ii) each such Subsidiary (other than a Subsidiary which (a) does not and will not actively carry on any business, (b) does not and will not be the legal or beneficial owner of undertaking, property or assets, the value of which is at any time in excess of Cdn. $1,000,000, or (c) does not and will not have any Indebtedness (other than Indebtedness in an immaterial amount)) to execute (A) a joinder agreement by which such Subsidiary shall become bound by the terms of this Agreement as if it were an original signatory hereto, (B) a Guarantee and (C) Security and ancillary documentation substantially similar in scope to that delivered under Section 4.1 hereunder.

6.9          Further Assurances.  At any time and from time to time, the Obligors shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain payment arrangements.

6.10        Greenfield Dissolution.  Borrower shall take such action necessary for the orderly dissolution of Greenfield within 90 days from the date of this Agreement and shall provide Lender with satisfactory evidence of such dissolution.

7.             NEGATIVE COVENANTS

The Obligors will not do any of the following:

7.1          Location of Collateral.  Change its chief executive office or principal place of business or remove, except in the ordinary course of its business, the Collateral or Obligors’ Books from the premises listed in Section 11 and the Disclosure Schedule without giving 15 days prior written notice to Lender and promptly taking other steps, if any, as the Lender reasonably requests to maintain the Security and the other Loan Documents so that the Lender’s position is not adversely affected.

7.2          Extraordinary Transactions.  Enter into any transaction not in the ordinary course of its business, including the sale, lease, license or other disposition of its assets, other than (i) sales of inventory in the ordinary course of its business; (ii) licenses of Obligors’ intellectual property assets entered into in the ordinary course of business; (iii) the sale of a portion of its units in Enerkem Alberta LP by Borrower; (iv) a transfer of substantially all of the equipment at Borrower’s Westbury, Quebec location to a wholly-owned Subsidiary of Borrower to be formed which, prior to such transfer, will have become an Obligor hereunder under Section 6.8 (the “Westbury Subsidiary”); (v) any bona fide equity financing of Borrower with the primary purpose of raising capital for Borrower or an initial public offering and (vi) any transaction permitted pursuant to Section 7.13.

7.3          Restructure.  Make any material change in its legal existence or in the nature of its business operations (other than through the sale of preferred stock to equity investors which does not result in a change of control of it or transactions specifically permitted pursuant to Sections 7.2, 7.10 or 7.13); create any new Subsidiaries not in accordance with Section 6.8; or suspend operation of its business.

7.4          Liens.  Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

7.5          Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

7.6          Investments.  Acquire or own, or make any Investment in or to any person, other than Permitted Investments.

7.7          Distributions.  Pay any dividends or distributions, or redeem or purchase, any capital stock, except for repurchases of capital stock from departing employees or directors, under repurchase agreements approved by the its Board of Directors provided that the foregoing shall not apply to any Guarantor as long as Borrower owns 100% of its issued and outstanding shares.

7.8          Transactions with Affiliates.  Directly or indirectly enter into any transaction with any affiliate which is on terms less favourable to it than would be obtained in an arm’s length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if approved by a disinterested majority of the its Board of Directors.

7.9          Compliance.  (i) Fail to perform all of its material obligations under and in respect of or to remit or pay all payments, contributions and premiums in respect of: (A) a “pension plan” or “plan” within the meaning of the applicable pension benefits legislation in any jurisdiction of Canada, that is organized and administered to provide pensions, pension benefits or retirement benefits for employees and former employees, (B) any deferred compensation, bonus, share option or purchase, savings, retirement savings, retirement benefit, profit sharing, medical, health, hospitalization, insurance or any other benefit, program, agreement or arrangement, funded or unfunded, formal or informal, written or unwritten, that is applicable to any current or former employee, director, officer, shareholder, consultant or independent contractor, or any dependent of any of them, or (C) a benefit plan that Borrower is required by statute to participate in or contribute to in respect of any current or former employee, director, officer, shareholder, consultant or independent contractor, or any dependent of any of them, including the Canada Pension Plan, the Quebec Pension Plan and plans administered pursuant to applicable legislation regarding health, tax, workers’ compensation insurance and employment insurance; (ii) operate its business in violation of or otherwise violate any other material law or material regulation; (iii) become an investment company under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (iv) fail to meet the minimum funding requirements of ERISA; (v) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; or (vi) fail to comply with the Federal Fair Labor Standards Act.

7.10        PPSA Effectiveness.  Change its name, jurisdiction of organization, or take any other action that could adversely affect the position of the Lender under the PPSA, the RPMRR or the UCC, without giving Lender 30 days advance written notice.

7.11        Deposit and Securities Accounts.  Maintain any deposit accounts or accounts holding securities except accounts in which Lender has obtained a perfected first priority security interest.  For so long as the Obligations are outstanding, the Obligors shall not hold directly or indirectly, purchase or create a purchase order or directive to purchase any auction rate securities or similar financial instruments regardless of whether such securities are to be held by the Obligors or through one or more brokerage accounts.

7.12        Holding Cash Balances.  For so long as the Obligations are outstanding, the Obligors shall not permit: (i) Enerkem Alberta LP to hold, at any time, cash or Cash Equivalents in excess of an aggregate of Cdn. $7,500,000 which maximum aggregate amount shall reduce to Cdn. $5,000,000 on the date of Mechanical Completion of its facility and which maximum aggregate amount shall further reduce to Cdn. $2,500,000 on the date that is 12 months after the date of Mechanical Completion of its facility; (ii) Enerkem Mississippi to hold, at any time, cash or Cash Equivalents in excess of an aggregate of US $25,000,000 which maximum aggregate amount shall reduce to US $5,000,000 on the date of Mechanical Completion of its facility and which maximum aggregate amount shall further reduce to US $2,500,000 on the date that is 12 months after the date of Mechanical Completion of its facility, (iii) Varennes LP to hold, at any time, cash or Cash Equivalents in excess of an aggregate of Cdn. $20,000,000 which maximum aggregate amount shall reduce to Cdn. $5,000,000 on the date of Mechanical Completion of its facility and which maximum aggregate amount shall further reduce to Cdn. $2,500,000 on the date that is 12 months after the date of Mechanical Completion of its facility or (iv) its other Subsidiaries which are not Guarantors to hold any cash or Cash Equivalents, other than cash or Cash Equivalents held by Enerkem Alberta GP on behalf of Enerkem Alberta LP in its capacity as general partner.  The amounts specified in this Section 7.12 shall specifically exclude the proceeds of any debt and/or equity offering by such entities contributed by any person other than the Obligors.

7.13        Maintenance of Subsidiaries.  The Obligors shall not, and shall not permit or cause any Subsidiary to, (i) sell, dispose of, convey, or allow a Lien to arise on any intellectual property owned by such Subsidiary except for non-exclusive licenses entered into in the ordinary course of business; (ii) divest or “spin-off” any Subsidiary except where as a result of such transaction Obligors and/or Obligors shareholders or affiliates retain or obtain, directly or indirectly, majority ownership of such Subsidiary; (iii) merge, amalgamate or consolidate any Subsidiary with or into another entity (unless as a result of such merger or amalgamation, Obligors and/or Obligors’ shareholders or affiliates, directly or indirectly, retain or obtain majority ownership of the surviving entity); (iv) permit a Change of Control (as defined below) of any Subsidiary other than as a result of the sale of Enerkem Alberta LP units described in Section 7.2 above or the issuance by Enerkem Alberta LP of additional units in lieu thereof, it being acknowledged that once the foregoing occurs, Enerkem Alberta LP shall cease to be a Subsidiary for the purposes hereof; (v) pledge or permit a pledge of, any capital stock of any Subsidiary (other than Enerkem Mississippi) held, directly or indirectly, by Obligors, in favour of any other person other than Lender; or (vi) materially change the corporate structure except for transactions specifically permitted in this Section 7.13 and the nature of the business operations of the Obligors and their Subsidiaries taken as a whole.  For the purposes of this Section 7.13, a “Change of Control” shall mean, any transaction or series of related transactions whereby the Obligors and/or Obligors’ shareholders or affiliates of Obligors holding, directly or indirectly, in excess of 50% of the outstanding voting capital stock of any Subsidiary immediately prior to such transaction or transactions, shall own, directly or indirectly, less than 50% of the outstanding voting or capital stock of such Subsidiary immediately following such transaction or transactions.

8.             EVENTS OF DEFAULT

Any one or more of the following shall constitute an Event of Default hereunder:

8.1          Payment.  An Obligor fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.

8.2          Certain Covenant Defaults.  An Obligor fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

8.3          Other Covenant Defaults.  An Obligor fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between an Obligor and Lender and has failed to cure such failure within 15 days after a Responsible Officer becomes aware thereof.

8.4          Attachment.  Any material portion of an Obligor’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 10 days.

8.5          Other Agreements.  There is a default which is continuing in any agreement to which an Obligor is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than Cdn. $50,000.

8.6          Judgments.  One or more judgments for an aggregate of at least Cdn. $50,000 is rendered against an Obligor and remains unsatisfied and unstayed for more than 30 days.

8.7          Injunction.  An Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of an Obligor’s assets which is not permanently stayed, lifted or suspended within 15 days of institution.

8.8          Misrepresentation.  Any representation, statement, or report delivered to Lender by an Obligor pursuant to the terms hereof was false or misleading when made in any material respect.

8.9          Enforceability.  Lender’s ability to enforce its rights against an Obligor or any Collateral is impaired in any material respect, or an Obligor asserts that any Loan Document is not a legal, valid and binding obligation of an Obligor enforceable in accordance with its terms.

8.10        Involuntary Bankruptcy.  An involuntary bankruptcy case against an Obligor remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

8.11        Voluntary Bankruptcy or Insolvency.  An Obligor commences a voluntary case, an assignment or a proposal under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of an Obligor or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

8.12        Merger, Sale or Change of Control.  The occurrence of (i) a merger or amalgamation of an Obligor with another entity (whether or not the Obligor is the “surviving entity”) whereby the shareholders of an Obligor immediately prior to such merger own less than 50% of the outstanding voting securities of an Obligor immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of an Obligor’s assets; or (iii) any transaction (or series of related transactions) other than a transaction that is a bona fide equity financing with the primary purpose of raising capital for an Obligor or an initial public offering, whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of an Obligor immediately after such transaction(s), and such acquirer or resulting entity (including, Obligor, if an Obligor is the resulting or surviving entity) fails to either: (a) pay off the Obligations in cash at the closing of the acquisition, merger, amalgamation or sale or (b) provide an unconditional, unlimited guarantee or reaffirmation of the Obligations in form and substance satisfactory to Lender and is of a credit quality acceptable to Lender, acting reasonably.

9.             LENDER’S RIGHTS AND REMEDIES

9.1          Rights and Remedies.  Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by the Obligors:  (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the PPSA, the UCC or otherwise (including its rights available under any Control Agreement); (iv) require the Obligors to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to the Obligors, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which the Obligors hereby grants Lender a license to use without charge the Obligors’ premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

9.2          Power of Attorney in Respect of the Collateral.  Each of the Obligors hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon the occurrence and during the continuance of an Event of Default:  (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of the Obligor on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv)  file any claim or take any other action, in Lender’s or an Obligors’ name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

9.3          Charges.  If an Obligor fails to pay any amounts required hereunder to be paid by it to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable upon demand, bearing interest at the Default Rate, and secured by the Collateral.  Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

9.4          Remedies Cumulative.  Lender’s rights and remedies under the Loan Documents and all other agreements with Obligors shall be cumulative.  Lender shall have all other rights and remedies as provided under the PPSA, the UCC, by law, or in equity.  No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver.  No delay by Lender shall constitute a waiver, election, or acquiescence.

9.5          Application of Collateral Proceeds.  Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10.          WAIVERS; INDEMNIFICATION

10.1        Waivers.  Without limiting the generality of the other waivers made by Obligors herein, to the maximum extent permitted under applicable law, Obligors hereby irrevocably waive all of the following: (i) any right to assert against Lender as a defense, counter-claim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Obligors may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Obligors may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv)  the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

10.2        Lender’s Liability for Collateral.  Lender shall not in any way or manner be liable or responsible for:  (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Obligors.  Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral.  Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers.  None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Obligors for lost profits or other special, indirect, punitive, or consequential damages.  Lender retains any documents delivered by Obligors only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Obligors.

10.3        Indemnification.  Obligors shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable legal fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Obligors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.  The obligations in this Section shall survive the Term.  At the election of any Indemnified Person, Obligors shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person acting reasonably, at the sole cost and expense of Obligors.  All amounts owing under this Section shall be paid within 30 days after written demand.

10.4        Currency.   If a judgment or order is rendered by any court or tribunal for the payment of any amount owing to the Lender under any Loan Document or for the payment of damages in respect of any breach of any Loan Document, or under or in respect of a judgment or order of another court or tribunal for the payment of those amounts or damages, and the judgment or order is expressed in a currency (“the Judgment Currency”) except the currency payable under the relevant Loan Document (“the Agreed Currency”), the party against whom the judgment or order is made shall indemnify and hold the Lender harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lender arising or resulting from any variation as between (a) the actual rate of exchange at which the Agreed Currency is converted into the Judgment Currency for the purposes of the judgment or order, and (b) the actual rate of exchange at which the Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of receipt.  The obligations in this Section shall survive the Term.

11.          NOTICES

All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower or any Guarantor:	If to Lender:

Enerkem Inc.	Lighthouse Capital Partners VI, LP
Attention: Chief Financial Officer	Attention: Contracts Administration
1010, Sherbrooke St. West, Suite 1610	3555 Alameda de las Pulgas, Suite 200
Montreal, Quebec H3A 2R7 Canada	Menlo Park, California 94025
FAX: (514) 875-0835	FAX: (650) 233-0114

12.          GENERAL PROVISIONS

12.1        Successors and Assigns.  This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns.  Obligors may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion.  Lender shall have the right without the consent of or notice to Obligors to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document, provided that the rights and obligations (including costs) of Obligors hereunder are not affected.

12.2        Time of Essence.  Time is of the essence for the performance of all Obligations.

12.3        Severability of Provisions.  Each provision hereof shall be severable from every other provision in determining its legal enforceability.

12.4        Entire Agreement.  This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Obligors and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral.  This Agreement is the result of negotiations between and has been reviewed by the Obligors and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favour of or against Obligors or Lender.  This Agreement may only be modified with the written consent of Lender and the Obligors.  Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on Obligors in any one case shall entitle Obligors to any other or further notice or demand in similar or other circumstances.

12.5        Reliance by Lender.  All covenants, agreements, representations and warranties made herein by Obligors shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

12.6        No Set-Offs by Obligors.  All sums payable by Obligors pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

12.7        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

12.8        Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

12.9        Investment Unit.  Borrower and Lender hereby acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the U.S. Internal Revenue Code which includes the Loans.  Borrower and Lender further agree as between Borrower and Lender, that the fair market value of the Warrant is Cdn. $394,526 and that, pursuant to U.S. Treas. Reg. § 1.1273-2(h), Cdn. $394,526 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans.  Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement.

12.10      Relationship of Parties.  The relationship between Obligors and Lender is, and at all times shall remain, solely that of a borrower, guarantor and lender. Lender is not a partner or joint venturer of Obligors; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Obligors or any of their affiliates, or to owe any fiduciary duty to Obligors or any of their affiliates.  Lender does not undertake or assume any responsibility or duty to Obligors or any of their affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Obligors or any of their affiliates.  Obligors and each of their affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Obligors nor any affiliate is entitled to rely thereon.

12.11      Language.  The Obligors and Lender have required that the Loan Documents be in the English language, but without prejudice to documents that may from time to time be drawn up in French only, or in both French and English.  Les Parties ont exigé que cette convention et tout document de sûreté, hypothèque, contrat, document ou avis y afférent soient rédigés en langue anglaise, mais sans que cette disposition n’affecte toutefois la validité de tout tel document qui pourrait à l’occasion être rédigé en français seulement ou à la fois en français et en anglais.

12.12      Choice of Law and Venue.  THIS AGREEMENT AND ANY DISPUTE ARISING FROM OR IN RELATION TO THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN, EXCLUDING THE CONFLICT OF LAW RULES OF THAT PROVINCE.  THE OBLIGORS AGREE THAT THE COURTS OF THE PROVINCE OF ONTARIO HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTE ARISING FROM OR IN RELATION TO THIS AGREEMENT AND THE OBLIGORS IRREVOCABLY AND UNCONDITIONALLY ATTORN TO THE EXCLUSIVE JURISDICTION OF THAT PROVINCE.  THE OBLIGORS AGREE THAT THE COURTS OF THAT PROVINCE ARE THE MOST APPROPRIATE AND CONVENIENT FORUM TO SETTLE DISPUTES AND AGREE NOT TO ARGUE TO THE CONTRARY.  DESPITE THE PRECEDING SENTENCES, THE LENDER IS PERMITTED TO TAKE PROCEEDINGS IN RELATION TO ANY DISPUTE ARISING FROM OR IN RELATION TO THIS AGREEMENT IN ANY COURT OF ANOTHER PROVINCE OR ANOTHER STATE WITH JURISDICTION AND TO THE EXTENT ALLOWED BY LAW MAY TAKE CONCURRENT PROCEEDINGS IN ANY NUMBER OF JURISDICTIONS.

12.12      Confidentiality.  In handling any confidential or non-public information concerning Obligors or their Subsidiaries, Lender will maintain the confidentiality of such information, but disclosure of information may be made (a) to Lender’s subsidiaries, partners or affiliates in connection with their business with Obligors, provided they are bound by these confidentiality provisions, (b) to prospective transferees or purchasers of any security interest in the loans, provided they are bound by these confidentiality provisions, (c) as required by law, regulation, subpoena, or other order; (d) as required in connection with Lender’s examination or audit, provided that any person receiving confidential or non-public information is bound by this confidentiality provision or similar regulations,(e) disclosures of such information to its agents and advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) and (f) as Lender considers appropriate in exercising remedies under this Agreement, provided that any person receiving confidential or non-public information is bound by this confidentiality provision or similar regulations.  Confidential information does not include information that either: (x) is in the public domain or in Lender’s possession when disclosed to Lender (provided that the source of such information was not known by Lender to be bound by any confidentiality obligation), or becomes part of the public domain after disclosure to Lender, or (y) is disclosed to Lender by a third party, if Lender does not have actual knowledge that the third party is prohibited from disclosing the information.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ENERKEM INC.		LIGHTHOUSE CAPITAL PARTNERS VI, L.P.
		By:	LIGHTHOUSE MANAGEMENT PARTNERS VI, L.L.C., its general partner

By:	/s/ Vincent Chornet	By:	/s/ Ryan Turner

Name:	Vincent Chornet	Name:	Ryan Turner

Title:	President & CEO	Title:	Managing Director

ENERKEM CORPORATION		.

By:	/s/ Vincent Chornet

Name:	Vincent Chornet

Title:	President

Exhibit A	Movable Hypothec
Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	Wire Instructions
Exhibit H	Form of Negative Pledge Agreement
Exhibit I	Form of Share Pledge Agreement
Exhibit J	Form of Guarantee
Exhibit K	Form of UCC Financing and Security Agreement
Exhibit L	Form of Control Agreement

Schedule 1	Disclosure Schedule

EXHIBIT A

MOVABLE HYPOTHEC

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MOVABLE HYPOTHEC granted in MONTRÉAL, QUÉBEC, as of the 29th day of June, 2011.

BY:

ENERKEM INC., a corporation governed by the laws of Canada, having its head office at 375 Courcelette Street, Suite 900, Sherbrooke, Québec, J1H 3X4, herein acting and represented by Vincent Chomet, its President and Chief Executive Officer, duly authorized in virtue of a resolution of its Board of Directors;

(the “Grantor”)

IN FAVOUR OF:

LIGHTHOUSE CAPITAL PARTNERS VI, L.P., a limited partnership existing under the laws of the Delaware, herein acting and represented by its general partner LIGHTHOUSE MANAGEMENT PARTNERS VI, L.L.C., itself acting and represented by Ryan Turner, its Managing Director, duly authorized for the purposes hereof as he so declares;

(the “Holder”)

WHICH PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

1.                                      INTERPRETATION

1.1           In this Hypothec, the following words and expressions shall have the following meanings:

“Event of Default” means any event set out in Section 8 hereof;

“Grantor” has the meaning set out in the preamble of this Hypothec and includes its successors and permitted assigns;

“Loan Agreement” means that certain Loan Agreement to be entered into by the Grantor, as borrower and the Holder, as lender, on or about July 1st, 2011, as same may be amended, supplemented, amended and restated or otherwise modified or replaced from time to time;

“Holder” has the meaning set out in the preamble of this Hypothec and includes its successors and assigns.

2.             OBLIGATIONS SECURED

The hypothec in Section 3 of this Agreement is granted to secure the payment and performance by the Grantor of all present and future Obligations (as defined in the Loan Agreement) as well as the payment and performance of all obligations, present and future, direct or indirect, absolute or contingent, matured or not, whether incurred alone or with any other person, of the Grantor towards the Holder under or pursuant to the Loan Agreement. All obligations secured by this hypothec are herein called the “Secured Obligations”, and such expression includes interest, costs and damages.

3.             HYPOTHEC

3.1           The Grantor hypothecates in favour of the Holder, for an amount of CDN$35,000,000 with interest at the rate of 25% per annum, all present and future movable property of the Grantor, both corporeal and incorporeal, now owned or hereafter acquired by the Grantor, with the exception of the Excluded Collateral (as defined below), but including without limitation the following:

(a)           all present and future machinery and equipment of the Grantor, including, without limitation, all tools, implements, furniture and vehicles;

(b)           all present and future inventory of the Grantor including, without limitation, all property in stock, movable property in reserve, raw materials, goods in process, finished products, animals, wares, as well as any other property held for sale, lease or processing in the manufacture or transformation of property intended for sale, for lease, or for use in providing a service by the Grantor in the ordinary course of operation of its enterprise;

(c)           all present and future claims of the Grantor including, without limitation, all accounts, accounts receivable, rights of action, demands, judgments, contract rights, amounts on deposit, proceeds of sale, assignment or lease of any property, rights or titles, and any indemnities payable under any contract of insurance whether or not such insurance is on property forming part of the Hypothecated Property (as hereinafter defined), the whole which are now due or which may become due to the Grantor, together with all judgments and all other rights, benefits, guarantees and securities for the said claims which are now or may hereafter exist in favour of the Grantor, and together with all books and accounts, client lists, client records, client files, titles, letters, invoices, papers and documents in any way evidencing or relating to all or any of the claims;

(d)           all present and future securities, instruments, bills of lading, warehouse receipts, documents or other evidences of title of the Grantor;

(e)           all client lists, client records, client files, titles, documents, records, receipts, invoices and accounts evidencing any of the aforesaid

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Hypothecated Property or relating thereto including, without limitation, computer disks, tapes and related data processing media and rights of the Grantor to retrieve same from third parties, provided that any such property can include redactions with regard to any information regarding Excluded Collateral referenced or contained therein;

(f)            the proceeds of any sale, assignment, lease or other disposition of the Hypothecated Property, any claim resulting from such a sale, assignment, lease or other disposition, as well as any property acquired in replacement thereof (it being understood that this clause shall not be interpreted as permitting the Grantor to dispose of the Hypothecated Property in contravention of the provisions of this Agreement);

(g)           any indemnity or proceeds of expropriation payable in respect of the Hypothecated Property;

(h)           any rights attached to the Hypothecated Property, as well as the fruits and revenues thereof;

(i)            all other securities issued or received in substitution, renewal, addition or replacement of Securities, or issued or received on the purchase, redemption, conversion, cancellation or other transformation of securities or issued or received by way of dividend or otherwise to holders of securities.

(all such present and future property being herein called the “Hypothecated Property”).

3.2           Notwithstanding the foregoing, all intellectual property rights of the Grantor shall not form part of the Hypothecated Property (collectively, the “Excluded Collateral”). The Excluded Collateral includes, without limitation, the following:

(a)           any and all copyright rights, copyright applications, copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

(b)           any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)           any and all design rights which may be available to the Grantor now or hereafter existing, created, acquired or held;

(d)           all patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same;

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(e)                                  any trade-mark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of the Grantor connected with and symbolized by such trade-marks; and

(f)                                    rights in any claim against a third party in connection with the protection of any such intellectual property rights or infringement thereof in Canada or abroad.

4.                                      REPRESENTATIONS

The Grantor represents to the Holder as follows:

4.1                                 The Grantor is the sole owner of the Hypothecated Property which now exists and, except for Permitted Liens (as defined in the Loan Agreement), all the Hypothecated Property is free and clear of all prior claims, hypothecs, security interests and other rights in favour of any person.

4.2                                 The domicile of the Grantor is situated at the address indicated on the first page of this agreement.

4.3                                 None of the Hypothecated Property is incorporated in an immoveable property; and none of the Hypothecated Property is permanently physically attached or joined to an immoveable property, except for Hypothecated Property which has not lost its individuality and which is used for the operation of the Grantor’s enterprise or the pursuit of the Grantor’s activities.

5.                                      COVENANTS

The Grantor agrees with the Holder as follows:

5.1                                 The Grantor will notify the Holder in writing without delay of any change in its name, its domicile or in the contents or accuracy of the representations made in Section 4.

5.2                                 The Grantor shall notify the Holder if it acquires any corporeal property or asset that is located outside the Province of Québec or which by law be deemed to be located outside the Province of Québec, and thereupon, if requested by the Holder, the Grantor shall sign, acknowledge or deliver all such further agreements, deeds and instruments and shall do such other things as the Holder may reasonably require to charge, hypothecate or grant a security interest in any such property or asset (expect to the extent such Property constitutes Excluded Collateral) and to perfect and render same opposable to third parties.

5.3                                 The Grantor shall do all things, shall deliver to the Holder all documents and information and shall sign all documents necessary in order that the hypothec constituted by this Agreement shall have full effect and shall remain at all times

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opposable to third parties and in order that the Holder may fully exercise its rights hereunder.

5.4                                 The Grantor will maintain such books and accounting records as a prudent administrator would maintain in relation its enterprise and to the Hypothecated Property.

5.5                                 Except as otherwise permitted in the Loan Agreement, the Grantor shall not sell, transfer, assign, mortgage, pledge, license, grant a hypothec or any other security interest in, or encumber any of the Excluded Collateral, provided that the Grantor may license any of the Excluded Collateral in the ordinary course of business.

5.6                                 Except with the prior written consent of the Holder, the Grantor will not permit the Hypothecated Property to be incorporated in an immoveable property or to be permanently physically attached or joined to an immoveable property, unless such Hypothecated Property does not lose its individuality and unless such Hypothecated Property is and will continue to be used for the operation of the Grantor’s enterprise or the pursuit of the Grantor’s activities.

5.7                                 The Grantor will furnish to the Holder any information which the Holder may reasonably request in respect of the Grantor’s operations or the Hypothecated Property or to verify if the Grantor is in compliance with its covenants and obligations contained in this Agreement, including lists of equipment, copies of financial statements and other documents.

6.                                      CERTAIN RIGHTS AND RESPONSIBILITIES OF THE HOLDER

6.1                                 In the event the Grantor fails to observe or perform any of its obligations or undertakings under this Agreement, the Holder may, but shall not be obliged to, perform the same and any fees, costs or expenses incurred in so doing shall be forthwith due and payable by the Grantor to the Holder, with interest at the highest interest rate applicable to the Secured Obligations, and shall form part of the Secured Obligations.

6.2                                 If the Hypothecated Property includes Securities, the Holder at any time following the occurrence of an Event of Default which is continuing, may, but shall not be obliged to, cause the Holder, or its nominee, to be registered as holder of such Securities and exercise all rights in respect of such Securities, including any right to vote, any right of conversion or any right of redemption.

6.3                                 If the Grantor has surrendered the Hypothecated Property to the Holder or its agent or if the Holder or its agent has possession of the Hypothecated Property, neither the Holder nor its agent shall have any obligation to continue the use, operation or exploitation of the Hypothecated Property or to continue the use for which it is ordinarily destined or to exercise the rights pertaining to the Hypothecated Property or to make it productive; and the Grantor agrees that the Holder or its agent may do such acts and things, or refrain from doing such acts

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and things, as the Holder or its agent, in its sole discretion, deems appropriate for the exercise of its rights and the realization and enforcement of its hypothec.

6.4                                 The exercise by the Holder of any of its rights shall not prevent it from exercising any other rights it may have arising from this Agreement or by law; the rights of the Holder are cumulative and not alternative. The Holder may waive any provision hereof or any default, however the non-exercise by the Holder of any of its rights or any such waiver shall not constitute a renunciation of the exercise thereafter of such right or a renunciation of any other provision or of any other default. The Holder may exercise the rights arising from this Agreement without having exercised its rights against any other person liable for the payment of the Secured Obligations, or any of them, and without having realized any other security securing the Secured Obligations.

7.                                      PROVISIONS APPLICABLE IF THE HYPOTHECATED PROPERTY INCLUDES A CLAIM OR CLAIMS

7.1                                 If the Hypothecated Property includes a claim or claims, whether present or future, then in addition to the other provisions of this Agreement, the following provisions shall apply in respect of such claims:

(a)                                  Subject to paragraph (b) below, the Holder shall have the right to collect the capital falling due of, and any revenues of, any such claim that is or represents the indemnity payable under any insurance policy in respect of loss or damage to the Hypothecated Property.

(b)                                 The Holder authorizes the Grantor to collect when due the capital falling due of, and any revenues of, any other claim until the Holder shall have given the Grantor a notice withdrawing such authorization, whereupon the Holder shall immediately have the right to collect all such capital and revenues. This notice of withdrawal may only be given at any time following the occurrence of an Event of Default which is continuing in respect of all or any part or parts of the claims.

(c)                                  Upon notice by the Holder to the Grantor, which may only be given following the occurrence of an Event of Default which is continuing but may be given before or after the notice of withdrawal referred to in Section 7.1(b) the Holder may require the Grantor to immediately remit to the Holder all or a specified part of capital and revenues of claims received by the Grantor or to deposit the same in one or more designated bank accounts or otherwise to hold, deal with or deliver such capital and revenues, all on such terms and conditions as the Holder may specify in such notice.

(d)                                 The Holder shall have no obligation to exercise any rights in respect of any claims nor to enforce or to see to payment of the same, whether by legal action or otherwise. The Holder may give acquittances for any sums it collects and may, but shall not be obligated to, realize any of the

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claims, grant extensions, grant releases, accept compositions, renounce and generally deal with the claims, and any guarantees or security therefor, and take any action to preserve, protect or secure such claims, at such times and in such manner as it deems advisable in its sole discretion, without notice to or the consent of the Grantor, and without incurring any liability therefor and without any obligation to render any account in respect thereof or in respect of moneys collected, other than to remit to the Grantor any amounts collected over and above the Secured Obligations.

(e)                                  The Grantor shall from time to time upon the reasonable request of the Holder deliver to the Holder copies of, all books and accounts, letters, invoices, papers, agreements, negotiable instruments, documents of title, hypothecs and other documents in any way evidencing or relating to all or any of the claims forming part of the Hypothecated Property and shall otherwise assist the Holder and furnish the Holder with all information which may assist the Holder in the collection thereof.

8.                                      DEFAULTS AND RECOURSES

8.1                                 The Grantor will be in default under this Agreement in each of the following cases:

(a)                                  if an Event of Default occurs under the Loan Agreement;

(b)                                 if any of the representations made in Section 4 delivered to the Holder is untrue or incorrect in a material respect; or

(c)                                  if the Grantor does not perform or observe any of its covenants or undertakings contained in this Agreement or any obligation of the Grantor required by law and the Grantor has failed to cure such default within 15 days of written notice thereof from the Holder;

(d)                                 if the Grantor gives a notice of intention to make a proposal to or makes a proposal to its creditors or makes an assignment for the benefit of its creditors, or becomes insolvent or bankrupt or if any action is commenced or notice given with a view to rendering or declaring the Grantor insolvent or bankrupt; or

(e)                                  if any action is taken or notice given by or against the Grantor with a view to the winding up, liquidation, reorganization or relief or protection from creditors of the Grantor including under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada); or the Grantor amalgamates with any other person.

8.2                                 Following the occurrence of an Event of Default which is continuing, the Holder may also exercise any and all of the rights and recourses it may have hereunder or by law and it may enforce and realize its hypothec, including the exercise of

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the hypothecary rights in virtue of the Civil Code of Quebec. If the Holder gives the Grantor a prior notice of its intention to exercise a hypothecary right the Grantor shall, and shall cause any other person in possession of Hypothecated Property to, immediately voluntarily surrender it to the Holder.

8.3                                 In order to enforce and realize upon the hypothec granted hereunder, the Holder may use, at the Grantor’s expense, the premises where the Hypothecated Property is located, as well as the other property of the Grantor. If the Hypothecated Property includes inventory, the Holder may complete the manufacture of such inventory and do any other thing necessary or useful to bring them to sale.

8.4                                 The Grantor agrees that with respect to any sale by the Holder of any of the Hypothecated Property in the exercise of its rights, it will be commercially reasonable to sell such Hypothecated Property:

(a)                                  together or separately;

(b)                                 by auction or by call for tenders by advertising such sale or call for tenders once in a local daily newspaper at least seven (7) days prior to such sale or close of call for tenders; and

(c)                                  by sale by agreement after receipt by the Holder of at least two (2) offers from prospective purchasers, who may include persons related to or affiliated with the Grantor or other Grantors of the Holder.

Any such sale may be on such terms as to credit or otherwise and as to upset price or reserve bid or price as the Holder in its sole discretion may deem advantageous, and the Grantor agrees that the price received at any such sale shall constitute a commercially reasonable price.

The foregoing shall not preclude the Holder from agreeing to or making any sale in any other manner not prohibited by law nor shall it be interpreted to mean that only a sale made in conformity with the foregoing is commercially reasonable or that only the price received at a sale made in conformity with the foregoing shall constitute a commercially reasonable price.

9.                                      GENERAL PROVISIONS

9.1                                 Notwithstanding anything contained herein to the contrary, the Holder acknowledges that, in order to become the owner of any equity interests of any person in which the Grantor has an investment which consists of less than 100% of the issued and outstanding equity interests of such person, there may be requirements that need to be respected pursuant to a shareholders/securityholders agreement or partnership agreement, as the case may be.

9.2                                 This hypothec constitutes continuing security which shall continue in effect notwithstanding any payment from time to time in whole or in part of the Secured Obligations and shall subsist until cancelled by the Holder once all

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Secured Obligations have been fully satisfied and the Holder has no further obligation to make any future advances to the Grantor. This hypothec may, by agreement between the Holder and the Grantor from time to time, secure obligations in addition to or in substitution of the Secured Obligations.

9.3                                 The rights conferred on the Holder by this Agreement shall inure to the benefit of each successor of the I-Holder. The Holder shall have the right to assign all or any part of the Secured Obligations to any other person concurrently with the assignment of the other Loan Documents to such person and this Agreement shall inure to the benefit of any such assignee in respect of all, or such part, of the Secured Obligations which have been so assigned.

9.4                                 All notices, demands and other communications to the Grantor may be given to it at its address set forth on the first page of this Agreement or at any other address which the Grantor notifies the Holder in writing. Such notices, demands and communications shall be sufficiently given if delivered personally or by messenger or sent by ordinary mail or telecopier to the Grantor at such address and shall be considered received by the Grantor, (i) if delivered personally or by messenger, when delivered, (ii) if sent by mail, four (4) working days after mailing and (iii) if sent by telecopier, when sent. The Grantor hereby elects domicile at such address for the purposes of receiving notices, demands or other communications and for the service of legal proceedings. If the Holder is unable to locate the Grantor at such address, the giving of any notice, demand or other communication or the service of any legal proceeding may be made at the office of the prothonotary of the Superior Court in the district in which the last address of the Grantor referred to in the first sentence of this Section is located, at which office in such event the Grantor also elects domicile for purposes of giving any notice, demand or other communication or the service of any legal proceeding.

9.5                                 The Grantor hereby

(a)                                  waives the benefit of discussion and the benefit of division and agrees that the Holder shall not be obliged to exhaust its recourses against the Grantor or any other person or against any other security or securities it may hold before enforcing or realizing on or otherwise dealing with the Hypothecated Property in such manner as the Holder considers desirable; and

(b)                                 agrees that the Holder may grant time, renewals, extensions, indulgences, releases and discharges to, may take security from and release any security, may abstain from taking security or publishing or perfecting security, make accept compositions from, may otherwise change the terms of the obligations or any security or guarantees therefor and may otherwise deal with any other persons and any securities as the Holder sees fit, without in any manner affecting or reducing the hypothec hereof.

9.6                                 The Grantor shall sign, acknowledge or deliver all such further instruments and shall do such other things as the Holder may reasonably require to give effect to

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or to confirm or protect the hypothec hereby constituted, including necessary inscriptions for the registration, renewal, carrying over or conservation of the hypothec and notices to third parties.

9.7                                 If any clause in this Agreement, or part thereof, is null or otherwise unenforceable, without effect, or deemed unwritten, the remaining provisions shall continue in full force and effect.

9.8                                 In the event of any conflict or inconsistency between the terms hereof and those contained in the Loan Agreement, the terms of the Loan Agreement shall prevail to the extent of such conflict or inconsistency, except if the result of such conflict resolution would render the hypothecs created herein invalid or unenforceable.

9.9                                 This Agreement is governed by and construed in accordance with the laws of the Province of Quebec.

9.10                           The parties hereby confirm their express wish that this Agreement and all documents, agreements or notices directly or indirectly related hereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que le présent contrat ainsi que tous les documents, conventions ou avis s’y rattachant directement ou indirectement soient rédigés en langue anglaise.

[SIGNATURE PAGE FOLLOWS]

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SIGNED as of the date and at the place first hereinabove mentioned.

ENERKEM INC.

By:	/s/ Vincent Chornet
Name: Vincent Chornet
Title: President & CEO

LIGHTHOUSE CAPITAL PARTNERS VI, L.P.
BY:	LIGHTHOUSE MANAGEMENT PARTNERS VI, L.L.C.
its general partner

By:	/s/ Ryan Turner
Name: Ryan Turner
Title: Managing Director

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EXHIBIT B

[              ]

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this “Note”) is made                      , 200  , by ENERKEM INC. (“Borrower”) in favour of LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (collectively with its assigns, “Lender”).   Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan Agreement No. 2061 between Borrower, the guarantors from time to time party thereto and Lender dated July 1, 2011 (the “Loan Agreement”).

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 3555 Alameda de las Pulgas, Suite 200, Menlo Park, CA 94025, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of US $                       (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

“Basic Rate” a per annum rate of interest equal to 9% per annum.

“Final Payment” means 8% of the Advance.

“Loan Commencement Date” means July 1, 2012.

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

“Payment Date” means the first day of each calendar month.

“Prepayment Fee” means 1% of the outstanding principal amount being prepaid for any prepayment made in 2011, 2012 or 2013.  There will be no Prepayment Fee for any prepayment made thereafter.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 33 calendar months.

1.                                      Repayment.  Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note.  Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate.  Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate.  On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

2.                                      Interest.  Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computations shall be based on a 360-day year and actual days elapsed prior to the Loan Commencement Date and on a 360-day year and 30 day month on and after the Loan Commencement Date.  All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.

3.                                      Voluntary Prepayment.  Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; (iii) the Prepayment Fee; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4.                                      Collateral.  This Note is secured by the Collateral.

5.                                      Waivers.  Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

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6.                                      Choice of Law; Venue.  THIS NOTE AND ANY DISPUTE ARISING FROM OR IN RELATION TO THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN, EXCLUDING THE CONFLICT OF LAW RULES OF THAT PROVINCE.  THE BORROWER AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTE ARISING FROM OR IN RELATION TO THIS NOTE AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY ATTORNS TO THE EXCLUSIVE JURISDICTION OF THAT PROVINCE.  THE BORROWER AGREES THAT THE COURTS OF THAT PROVINCE ARE THE MOST APPROPRIATE AND CONVENIENT FORUM TO SETTLE DISPUTES AND AGREES NOT TO ARGUE TO THE CONTRARY.  DESPITE THE PRECEDING SENTENCES, THE LENDER IS PERMITTED TO TAKE PROCEEDINGS IN RELATION TO ANY DISPUTE ARISING FROM OR IN RELATION TO THIS AGREEMENT IN ANY COURT OF ANOTHER PROVINCE OR ANOTHER STATE WITH JURISDICTION AND TO THE EXTENT ALLOWED BY LAW MAY TAKE CONCURRENT PROCEEDINGS IN ANY NUMBER OF JURISDICTIONS.

7.                                      Miscellaneous.  THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER.  Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability.  Sections and subsections are titled for convenience, and not for construction.  “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety.  “Or” is not necessarily exclusive.  “Including” is not limiting.  The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns.  This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

ENERKEM INC.

By:

Name:

Title:

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EXHIBIT C

WARRANT

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THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED SHARE PURCHASE WARRANT

Number of Shares: a maximum of 11,648
Series 1 Class B Preferred Shares
Subject to determination as set forth below

ENERKEM INC.

Effective as of July 1, 2011

Void after June 30, 2019

1.                                      Issuance. This Preferred Share Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS, L.P. by ENERKEM INC., a corporation incorporated under the federal laws of Canada (hereinafter with its successors called the “Company”).

2.                                      Purchase Price; Number of Shares.

(a)                                  The registered holder of this Warrant (the “Holder”), is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of CAN$124.17, subject to adjustment in accordance with the terms hereof (the “Purchase Price”), up to a maximum of 11,648 fully paid and nonassessable Series 1 Class B Preferred Shares of the Company (the “Preferred Shares”) up to the Expiration Date. Commencing on the date hereof, 5,824 (the “Exercise Quantity”) Preferred Shares are immediately available for purchase hereunder until the Expiration Date (which amount represents the Commitment (as defined in the Loan Agreement) of US $15,000,000). Unless otherwise indicated, all dollar amounts and dollar values referenced in this Warrant shall mean Canadian Dollars. The Purchase Price shall at all times be payable in US Dollars upon the currency exchange conditions set forth in Section 4, below.

(b)                                  On the Commitment Termination Date (as defined in the Loan Agreement) or such earlier termination of this Warrant in accordance with the terms hereof, the Exercise Quantity shall automatically be increased by such additional number of Preferred Shares as is equal to (A) 5% of the amount of the Aggregate Advances funded under the Loan Agreement, if any, divided by (B) the Purchase Price.

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

(i)                                    “Aggregate Advances” means the Canadian dollar equivalent of the aggregate original principal dollar amount of Advances made under the Loan Agreement (calculated using the Bank of Canada noon spot exchange rate on the date of the applicable Advance), whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

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(ii)                                “Loan Agreement” means that certain Loan Agreement No. 2061 dated July 1, 2011 between the Company and Lighthouse Capital Partners VI, L.P.

Any term not defined herein shall have the meaning as set forth in the Loan Agreement.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing the Preferred Shares is issued hereunder shall be deemed to have become the holder of record of the Preferred Shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3.                                      Payment of Purchase Price; Conversion of Purchase Price to US Dollars. The Purchase Price may be paid (i) by cheque or wire transfer, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing. The Purchase Price will be paid in US Dollars based upon the Bank of Canada noon spot exchange rate on the date of exercise of this Warrant.

4.                                      Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, Preferred Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Preferred Shares as is computed using the following formula:

X=Y(A-B)
     A

where:	X=	the number of Preferred Shares to be issued to the Holder pursuant to this Section 4.

	Y =	the number of Preferred Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one Preferred Share, as determined at the time the net issue election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a Preferred Share (or fully paid and nonassessable shares of the Company’s Class A Common Shares (the “Common Shares”) if the Preferred Shares have been automatically converted into Common Shares) as of the date that the net issue election is made (the “Determination Date”) shall mean:

(i)                                    If the net issue election is made in connection with and contingent upon the closing of the sale of the Common Shares to the public in a public offering pursuant to a prospectus filed with Canadian securities regulators or an equivalent United States registration (a “Public Offering”), and if the Company’s prospectus relating to such Public Offering (“Prospectus”) has been receipted by the applicable securities regulators, then the initial “Price to Public” specified in the Prospectus or equivalent document with respect to such Public Offering multiplied by the number of Common Shares into which each Preferred Share is then convertible.

(ii)                                If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

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(a)                                  If traded on the Toronto Stock Exchange or the TSX Venture Exchange or an equivalent United States securities exchange, the fair market value of the Common Shares shall be deemed to be the volume weighted average price of the Common Shares on such exchange or market over the five trading day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Shares shall be deemed to be such fair market value of the Common Shares multiplied by the number of Common Shares into which each Preferred Share is then convertible;

(b)                                  If otherwise traded in an over-the-counter market or equivalent market in Canada or the United States, the fair market value of the Common Shares shall be deemed to be the volume weighted average price of the Common Shares over the five trading day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Shares shall be deemed to be such fair market value of the Common Shares multiplied by the number Common Shares into which each Preferred Share is then convertible; and

(c)                                  If there is no public market for the Common Shares, then fair market value shall be determined in good faith by the Company’s Board of Directors.

5.                                      Partial Exercise.  This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.                                      Fractional Shares. In no event shall any fractional Preferred Share be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional Preferred Share, then the number of Preferred Shares to be issued by the Company shall be rounded up or down (a fraction of 0.5 or higher being rounded up) the next higher or lower number of full Preferred Shares, as applicable, issuing a full Preferred Share with respect to such fractional share.

7.                                      Expiration Date; Automatic Exercise. This Warrant shall expire at the earliest to occur of (the “Expiration Date”) (i) at the close of business on June 30, 2019; (ii) two years after the closing of the initial Public Offering or other listing of the Company on the Toronto Stock Exchange, the TSX Venture Exchange or any other stock exchange in Canada or the United States, and shall be void thereafter.

Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least five (5) business days and has not earlier exercised this Warrant, conditional upon but effective immediately prior to the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. “Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principal purpose of changing the domicile of the Company), that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company (provided that, for greater certainty, no bona fide round of preferred stock equity financing shall be considered a “Merger”). “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed. The Company agrees, subject to any applicable confidentiality restrictions, to promptly give the Holder written notice of any proposed Merger and written notice of termination of any proposed Merger. Notwithstanding anything to the contrary in this Warrant, the Holder may rescind any exercise of its purchase rights after a notice of termination of the proposed Merger if the exercise of this Warrant occurred after the Company notified the Holder that the Merger was proposed or if the exercise was otherwise precipitated by such proposed Merger, provided, however that such rescission right must be exercised within five (5) business days of receipt of such written notice of termination of the proposed Merger. In the event of such rescission, this Warrant will continue to be exercisable on the same terms and conditions.

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8.                                      Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized Preferred Shares and Common Shares free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into Common Shares of all Preferred Shares receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance and subject to payment in full of the Purchase Price therefor, be duly and validly issued, fully paid and nonassessable and free from all Canadian taxes, liens and charges with respect to the issuance thereof.

9.                                                              (a)                                  Share Reorganization. If at any time after the date hereof and prior to the Expiration Date the Company shall (i) subdivide or re-divide its then outstanding Preferred Shares into a greater number of Preferred Shares, (ii) reduce, combine or consolidate its then outstanding Preferred Shares into a lesser number of Preferred Shares or (iii) issue Preferred Shares (or securities exchangeable for or convertible into Preferred Shares) at no additional cost to the holders of all or substantially all of its then outstanding Preferred Shares by way of a stock dividend or other distribution, other than a dividend paid in the ordinary course or a distribution of Preferred Shares upon the exercise of any outstanding warrants or options (any of such events herein called a “Share Reorganization”), then the Purchase Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Preferred Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Purchase Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Share Reorganization and the denominator of which shall be the number of Preferred Shares outstanding immediately after giving effect to such Share Reorganization including, in the case where securities exchangeable for or convertible into Preferred Shares are distributed, the number of Preferred Shares that would be outstanding if such securities were exchanged for or converted into Preferred Shares. Upon any such adjustment to the Purchase Price, then the number of Preferred Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously by multiplying the number of Preferred Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to the adjustment and the denominator of which shall be the Purchase Price resulting from such adjustment.

(b)                                  Capital Reorganization. If at any time after the date hereof and prior to the Expiration Date there is a capital reorganization of the Company or a reclassification or other change in the Preferred Shares (other than a Share Reorganization, a Merger or a capital reorganization otherwise dealt with in Section 21) or a consolidation or merger or amalgamation of the Company with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Preferred Shares or a change of the Preferred Shares into other securities), or a transfer of all or substantially all of the Company’s undertaking and assets to another corporation or other entity (other than one or more subsidiaries of the Company) in which the holders of Preferred Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Holder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Preferred Shares to which the Holder was theretofore entitled upon the exercise of the Wan-ants, the kind and aggregate number of shares, other securities or property resulting from the Capital Reorganization which the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Holder has been the registered holder of the number of Preferred Shares to which the Holder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If determined appropriate by the Board of Directors, acting in good faith, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant with respect to the rights and interest thereafter of the Holder to the end that the provisions of this Warrant shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant.

10.                               Adjustments Generally. The following rules and procedures shall be applicable to the adjustments made pursuant to Section 9 herein:

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(a)                                  any Preferred Shares owned or held by or for the account of the Company shall be deemed not be to outstanding except that, for the purposes of Section 9 herein, any Preferred Shares owned by a pension plan or profit sharing plan for employees of the Company or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Company;

(b)                                  no adjustment in the Purchase Price or the number of Preferred Shares purchasable pursuant to this Warrant shall be required (i) in respect of an event described in Section 9 (other than Sections 9(a)(i) and 9(a)(ii)) if, subject to any required regulatory approvals, the Holder was entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised the Warrant prior to the effective date or record date of such event or (ii) in any event, unless a change of at least 1% of the prevailing Purchase Price or the number of Preferred Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this Section 10(b)(ii), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)                                  the adjustments provided for in Section 9 herein are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such item;

(d)                                  in the absence of a resolution of the Board of Directors of the Company fixing a record date for any dividend or distribution referred to in Section 9(iii) herein, the Company shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(e)                                  if the Company sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Purchase Price or of the number of Preferred Shares issuable upon exercise of the Warrant will be required by reason of the setting of such record date;

(f)                                    as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Purchase Price, the Company must take any corporate action which, in the opinion of counsel to the Company, may be necessary in order that the Company shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(g)                                 forthwith, but no later than fourteen (14) days, after any adjustment to the Purchase Price or the number of Preferred Shares purchasable pursuant to the Warrants, the Company shall provide to the Holder a certificate of the chief financial officer of the Company certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(h)                                 any question or dispute that at any time or from time to time arises with respect to the amount of any adjustment to the Purchase Price or other adjustment pursuant to Section 9 herein shall be conclusively determined by a firm of independent chartered accountants (who may be the Company’s auditors) and shall be binding upon the Company and the Holder; and

(i)                                    in case the Company, after the date of issue of this Warrant, takes any action affecting the Preferred Shares, other than an action described in Section 9 herein, which in the opinion of the Board of Directors of the Company would materially affect the rights of the Holder, the Purchase Price will be adjusted in such manner, if any, and at such time, by action by the Board of Directors of the Company but subject in all cases to any necessary regulatory approval (including any stock exchange or quotation system on which the Preferred Shares are then listed and posted (or quoted) for trading, as applicable). Failure of the taking of action by the Board of Directors of the Company so as to provide for an adjustment on or prior to the effective date of any action by the

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Company affecting the Preferred Shares will be conclusive evidence that the Board of Directors of the Company has determined that it is equitable to make no adjustment in the circumstances. For greater certainty, neither the creation of a new series of Class B preferred shares of the Company, nor the creation of a new class of preferred shares that ranks ahead of the Class B preferred shares of the Company and whose creation is approved by the shareholders of the Company in accordance with the terms of the Articles and the Shareholders Agreement of the Company, shall be deemed to materially adversely affect the rights of the Holder hereunder.

11.                               Adjustments for Diluting Issuances. The other antidilution rights applicable to the Preferred Shares of the Company are set forth in the Company’s Articles of Amendment, as amended from time to time (the “Articles”), a true and complete copy in its current form which is attached hereto as Exhibit A. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of Preferred Shares without such Holder’s prior written consent. The Company shall promptly provide the Holder hereof with any proposed restatement, amendment or modification to the rights attaching to the Preferred Shares, as set forth in the Articles, and in any event no later than five (5) business days prior to such proposed restatement, amendment or modification being made.

12.                               Notices of Record Date, Etc.  In the event of:

(a)                                  any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b)                                  any reclassification of the capital of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c)                                  any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least five (5) business days prior to the date specified in such notice on which any such action is to be taken.

13.                               Representations, Warranties and Covenants.  This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a)                                  The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms subject only to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity,

(b)                                  The Preferred Shares issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof and subject to payment in full of the Purchase Price therefor, will be validly issued, fully paid and nonassessable.

(c)                                  The issuance, execution and delivery of this Warrant do not, and the issuance of the Preferred Shares upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to

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which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity (other than any such consents that shall have been obtained prior to the date hereof and such notices or approvals as may be required upon issuance of the Preferred Shares if the shares of the Company are at such time listed and posted (or quoted) for trading on a stock exchange or quotation system).

(d)                                  As long as this Warrant is issued and outstanding and the Company has not effected a Public Offering, the Company will provide to the Holder the following financial and other information:

(i)                                     as long as the Loan Agreement remains in force and Lighthouse Capital Partners VI, L.P., remains the Holder, the information described in the Loan Agreement; or

(ii)                                  if the Loan Agreement has been terminated in accordance with its terms, or if Lighthouse Capital Partners VI, L.P. is no longer the Holder, (A) unaudited quarterly balance sheets of the Company (including unaudited statements of income, retained earnings and changes in cash flows of the Company for such quarter and the fiscal year to date) and (B) audited annual balance sheets of the Company (including statements of income, retained earnings and changes in cash flows of the Company, if any, for such year).

(e)                                  As of the date hereof, the authorized capital of the Company consists of (i) an unlimited number of Class A Common Shares, of which 284,237 shares are issued and outstanding and a sufficient number will be available for issuance in the event of any conversion into Class A Common Shares of the Preferred Shares issuable upon exercise of this Warrant, (ii) 15,678 Class B Common Shares, all of which are issued and outstanding; (iii) an unlimited number of Class C Common Shares, none of which are issued and outstanding; (iv) an unlimited number of Class D Common Shares issuable in series, none of which are issued and outstanding; (v) an unlimited number of Class A Preferred shares, issuable in series, of which (a) 175,024 Series 1 Class A Preferred shares are issued and outstanding; (b) 173,913 Series 2 Class A Preferred shares are issued and outstanding; (c) no Series 3 Class A Preferred shares are issued and outstanding; (d) 1,194,471 Series 4 Class A Preferred shares are issued and outstanding; and (vi) and unlimited number of Class B Preferred Shares issuable in series, of which 475,559 Series 1 Class B Preferred Shares are issued and outstanding. Attached hereto as Exhibit B is a capitalization table summarizing the capitalization of the Company as of the date hereof. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding Common Shares and Preferred Shares.

(g)                                 The Company covenants and agrees that while any of the Warrants shall be outstanding, the Company shall (a) comply with the securities legislation applicable to it in order that the Company not be in default of any requirements of such legislation; and (b) use its commercially reasonable best efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence. All Preferred Shares which shall be issued upon the exercise of the right to purchase herein provided for, subject to payment therefor of the amount at which such Preferred Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares of the Company.

14.                               Registration Rights.  Concurrently herewith, the Company is granting to the Holder, effective upon exercise of the Warrants, all the rights of an “Investor” under the Company’s Amended and Restated Registration Rights Agreement dated as of January 27, 2010, as amended.

15.                               Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company, subject in all cases to any necessary regulatory approval (including any stock exchange or quotation system on which the Preferred Shares are then listed and posted (or quoted) for trading, as applicable).

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16.                               Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a)                                  Investment Purpose. The right to acquire Preferred Shares or the Preferred Shares issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)                                  Accredited Investor. Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, and Regulation 45-106 (Prospectus and Registration Exemptions), in each case as presently in effect.

(c)                                  Private Issue. The Holder understands (i) that the Preferred Shares issuable upon exercise of the Holder’s rights contained herein are not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 16.

(d)                                  Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

(e)                                  No Listing. The Holder acknowledges the fact that neither the Preferred Shares nor any other securities of the Company are listed on any stock exchange or quoted on any securities quotation service, that they may never become listed or quoted thereon, that a market therefore may never develop, that the Company is not a “reporting issuer” (or the equivalent thereof) in any jurisdiction, that the Preferred Shares are subject to an indefinite “hold period” under applicable Canadian and United States securities legislation and that it will not be able to resell the Preferred Shares until the expiration of the applicable “hold period” (which period, in most Canadian jurisdictions, will not commence until after the Company has become a “reporting issuer”) except in accordance with limited exemptions under applicable securities legislation and regulatory policy and in compliance with the other requirements of applicable laws.

(f)                                    Legend. The Holder it acknowledges that the certificates representing the Preferred Shares will bear, as of the date of issue, the following legend in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF [INSERT CLOSING DATE[ AND THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF ENERKEM INC. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO ENERKEM INC., (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAW AND REGULATIONS, (C) IN THE UNITED

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STATES IN ACCORDANCE WITH RULE 144 UNDER THE 1933 ACT OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, AND IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AFTER, IN THE CASE OF TRANSFERS UNDER CLAUSE (D), THE HOLDER HAS FURNISHED TO ENERKEM INC. AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO ENERKEM INC.. THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE SECURITIES LAWS.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

(g)                                 Lock-up. If requested by the lead underwriter or agent of a Public Offering, the Holder shall enter into an agreement in form and substance satisfactory to such lead underwriter and the Company, acting reasonably, substantially to the effect that such Holder shall not be entitled, directly or indirectly, to sell, transfer or otherwise dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic value as a sale of, any shares, warrants or convertible securities of the Company for such period of time (not to exceed 180 days) as the lead underwriter may require following completion of such Public Offering or secondary public offering of securities of the Company, plus a period of up to 34 days thereafter to comply with applicable FINRA rules.

17.                               Notices, Transfers, Etc.

(a)                                  Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b)                                  This Warrant may not be transferred or assigned, in whole or in part, without the prior written consent of the Company, which consent may not be unreasonably withheld. Notwithstanding the foregoing, and subject to compliance with applicable federal, provincial and state securities laws and upon reasonable prior notice by the Holder to the Company, this Warrant may be transferred by the Holder with respect to all but not less than all of the shares purchasable hereunder (i) to any affiliate of Holder, or (ii) to any acquirer of all or any significant portion of Holder’s assets or the indebtedness of the Company owing to the Holder pursuant to the Loan Agreement. In no circumstance may the Warrant be transferred to a competitor of the Company without the Company’s prior written consent. In the case of any permitted transfer, upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, the Company shall issue a new warrant of the same denomination to the transferee and, upon such reissuance, the warrant will not be further transferable or assignable by the transferee without the prior written consent of the Company.

(c)                                  Nothing herein contained shall be construed as conferring upon the Holder any right or interest as a holder of shares of the Company or any other right or interest except as specifically herein provided. Upon exercise of the Warrant, in whole or in part, the Holder hereby agrees to execute an agreement to be bound by the terms of any Shareholder Agreement in effect at such time among the Company and its shareholders.

(d)                                  In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant, together with such indemnity as may be reasonably required by the Company in connection therewith.

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18.          Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the Province of Quebec and federal laws applicable therein without giving effect to its principles regarding conflicts of laws.

19.          Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

20.          Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in Montreal, Quebec or Toronto, Ontario, then such action may be taken or right may be exercised on the next succeeding business day which is not a Saturday or Sunday or such a legal holiday.

21.          Qualifying Public Offering. If the Company shall effect a firm commitment underwritten Public Offering of Common Shares which results in the conversion of the Preferred Shares into Common Shares pursuant to the Company’s Articles in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase Preferred Shares to the right to purchase Common Shares, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of Common Shares which would have been receivable by the Holder upon the conversion into Common Shares of all Preferred Shares then issuable upon exercise of this Warrant, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any Common Shares deliverable upon the exercise hereof.

ENERKEM INC.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED, this , 2011

LIGHTHOUSE CAPITAL PARTNERS VI, L.P.,
by LIGHTHOUSE MANAGEMENT PARTNERS VI, L.L.C., its general partner

By:

Name:

Title:

10

Subscription

To:

Date:

The undersigned hereby subscribes for                                           Preferred Shares covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase Preferred Shares pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1

Assignment

For value received                                                                                                 hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                                                its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

1

EXHIBIT A

Articles of Amendment of Enerkem Inc.

See attached pages.

1

EXHIBIT B

Capitalization Table

See attached.

1

EXHIBIT D

NOTICE OF BORROWING

                     ,

Lighthouse Capital Partners VI, L.P.

3555 Alameda de las Pulgas, Suite 200

Menlo Park, CA 94025

Ladies and Gentlemen:

Reference is made to the Loan Agreement No. 2061 dated as of July 1, 2011 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein shall have the meanings described therein), between LIGHTHOUSE CAPITAL PARTNERS VI, L.P., ENERKEM INC. (the “Company”) and ENERKEM CORPORATION.

The undersigned is the [President and CEO/Chief Financial Officer] of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

1.             The amount of the proposed Advance is US $        .  The business day of the proposed Advance is        .

2.             The Loan Commencement Date for this Advance shall be July 1, 2012.

3.             As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.

4.             No event that could reasonably be expected to have a material adverse effect on the ability of Company to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,

ENERKEM INC.

By:

Name:

Title:

EXHIBIT E

INCUMBENCY CERTIFICATE

The undersigned, Patrice Ouimet, hereby certifies that in my capacity as an officer of ENERKEM INC. and not my personal capacity:

1.             He/She is the duly elected and acting Senior Vice President and Chief Financial Officer of ENERKEM INC., a Canadian corporation (the “Company”).

2.             That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

Vincent Chornet	President and Chief Executive Officer

Patrice Ouimet	Senior Vice President and Chief Financial Officer

3.             Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of the Company, as amended, as in effect as of the date hereof.

4.             Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5.             Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of its obligations under a loan facility with Lighthouse Capital Partners VI, L.P.

6.             Attached hereto as Exhibit D is a true and correct copy of the amended and restated registration rights agreement between the Company and certain of its shareholders, as amended, as in effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on July 1, 2011.

ENERKEM INC.

By:

Name:	Patrice Ouimet

Title:	Senior Vice President and Chief Financial Officer

I, the President and Chief Executive Officer of the Company, do hereby certify that Patrice Ouimet is the duly qualified, elected and acting Senior Vice President and Chief Financial Officer of the Company and that the above signature is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on July 1, 2011.

ENERKEM INC.

By:

Name:	Vincent Chornet

Title:	President and Chief Executive Officer

EXHIBIT F

OFFICER’S CERTIFICATE

The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”), to extend or continue financial accommodations to ENERKEM INC., a Canadian corporation (the “Borrower”) pursuant to the terms of that certain Loan Agreement dated July 1, 2011 (the “Loan Agreement”), hereby certifies that on the date hereof in my capacity as an officer of ENERKEM INC. and not my personal capacity:

1.                                      Initially capitalized terms used and not otherwise defined herein are defined in the Loan Agreement

2.                                      I am the duly elected and acting                              of Borrower.

3.                                      I am a Responsible Officer.

4.                                      The financial statements delivered herewith are true, correct and complete in all material respects.

5.                                      Mechanical Completion [has not been achieved / was achieved on                             ] at Enerkem Alberta LP’s facility.

6.                                      Mechanical Completion [has not been achieved / was achieved on                             ] at Enerkem Mississippi’s facility.

7.                                      Mechanical Completion [has not been achieved / was achieved on                             ] at Varennes LP’s facility.

8.                                      Borrower is not a “bankrupt” or an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada).

9.                                      I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on                             .

ENERKEM INC.

By:

Name:

Title:

EXHIBIT G

LENDER WIRE INSTRUCTIONS

EXHIBIT H

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT is made as of July 1, 2011, by and between ENERKEM INC. and ENERKEM CORPORATION (“Obligors”) and LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”).

In consideration of the Loan Agreement between the parties of proximate date herewith (the “Loan Agreement”), Obligors agree as follows:

Except as otherwise permitted in the Loan Agreement, Obligors shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Obligors’ intellectual property, including, without limitation, the following (collectively, the “Obligors’ IP”):

(a)           Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);

(b)           Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)           Any and all design rights which may be available to Obligors now or hereafter existing, created, acquired or held;

(d)           All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the “Patents”);

(e)           Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Obligors connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(f)            Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(g)           Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights

(h)           Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

(i)            Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

Notwithstanding the foregoing, Borrower shall be permitted to grant licenses in and to the Obligors’ IP.

It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement.  Obligors agree to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

ENERKEM INC.		ENERKEM CORPORATION

By:	/s/ Vincent Chornet	By:	/s/ Vincent Chornet

Name:	Vincent Chornet	Name:	Vincent Chornet

Title:	President & CEO	Title:	President

LIGHTHOUSE CAPITAL PARTNERS VI, L.P.

By: LIGHTHOUSE MANAGEMENT PARTNERS VI, L.L.C., its general partner

By:	/s/ Ryan Turner

Name:	Ryan Turner

Title:	Managing Director

EXHIBIT I

SHARE PLEDGE AGREEMENT

SHARE PLEDGE AGREEMENT

(ENERKEM INC.)

TO:                                                                            LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (the “Lender”)

DATE:                                                           July 1, 2011

FOR VALUE RECEIVED and intending to be legally bound by this share pledge agreement (the “Agreement”), the undersigned (the “Obligor”) agrees as follows:

1.                                       INTERPRETATION

1.1                                 Capitalized Terms  In this Agreement, except where the context otherwise requires, capitalized terms that are used and not otherwise defined have the meanings defined in the Loan Agreement (as defined below), and:

(a)                                  “Collateral” means all present and after-acquired undertaking, property and assets of the Obligor of the following kinds:

(i)                                     all Equity Interests in any Issuer;

(ii)                                  with respect to the property described in item (i), any and all records in any form, electronic or otherwise, evidencing or relating to the ownership of such property and all investment property, instruments and other rights and benefits in respect of that property;

(iii)                               with respect to the property described in items (i) and (ii), all renewals, substitutions and replacements of that property and all increases and additions to that property; and

(iv)                              with respect to the property described in items (i) to (iii) inclusive, all proceeds from that property, including property in any form derived directly or indirectly from any dealing with that property or proceeds from the property, and any insurance or other payment as indemnity or compensation for loss of or damage to the property or any right to payment, and any payment made in total or partial discharge or redemption of an instrument or investment property.

Any reference to “the Collateral” in this Agreement shall be interpreted as referring to “the Collateral or any of it.”

(b)                                 “Equity Interests” means shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in an Issuer’s equity or capital, however designated and whether voting or non-voting, warrants, options or other rights to acquire any of the foregoing and securities convertible into or exchangeable for any of the foregoing.

(c)                                  “Issuer” means each person identified under the heading “Issuer” on Schedule A to this Agreement.

(d)                                 “Loan Agreement” means the loan agreement dated as of July 1, 2011 entered into by the Obligor, as borrower, and the Lender, as lender, as amended, supplemented, restated, modified or replaced from time to time.

(e)                                  “PPSA” means the Personal Property Security Act (Ontario).

1.2                                 PPSA Definitions  In this Agreement, except where the context otherwise requires, the words “account,” “certificated security,” “control,” “instrument,” “investment property,” “money,” “option,” “proceeds,” “securities account,” “securities intermediary,” “security,” “security certificate” and “uncertificated security” shall have the same meanings as their defined meanings where they are defined in the PPSA.

1.3                                 Paramountcy  If there is any conflict or inconsistency between the terms of the Loan Agreement and the terms of this Agreement, the provisions of the Loan Agreement shall govern to the extent necessary to remove the conflict or inconsistency.

1.4                                 Other Interpretation Rules  In this Agreement:

(a)                                  The division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(b)                                 Unless otherwise specified or the context otherwise requires, (i) “including” or “includes” means “including (or includes) but is not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it, (ii) a reference to any legislation, statutory instrument or regulation or a section of it is a reference to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time, and (iii) words in the singular include the plural and vice-versa and words in one gender include all genders.

(c)                                  Unless otherwise specified or the context otherwise requires, any reference in this Agreement to payment of the Obligations includes performance of the Obligations.

2.                                       GRANT OF SECURITY, ETC.

2.1                                 Grant of Security  As security for payment and performance of the Obligations, the Obligor mortgages, charges, assigns, transfers and pledges the Collateral to the Lender as a fixed and specific mortgage and charge, and grants the Lender a security interest in the Collateral.

2.2                                 Attachment  The Obligor agrees that the Lender has given value and that the liens created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that

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comes into existence in the future, upon the Obligor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Lender.  In each case, the parties do not intend to postpone the attachment of any lien created by this Agreement.

2.3                                 Continuing Agreement  The liens created by this Agreement are continuing, to secure a current or running account, and will extend to the ultimate balance of the Obligations, regardless of any intermediate payment or discharge of the Obligations in whole or in part.

2.4                                 In Addition to Other Rights; No Marshalling  This Agreement is in addition to and is not in any way prejudiced by or merged with any other lien now or subsequently held by the Lender in respect of any Obligations.  The Lender shall be under no obligation to marshal in favour of the Obligor any other lien or any money or other property that the Lender may be entitled to receive or may have a claim upon.

2.5                                 Liabilities Unconditional  The liabilities of the Obligor under this Agreement are absolute and unconditional, and will not be affected by any act, omission, matter or thing that, but for this Section, would reduce, release or prejudice any of its liabilities under this Agreement, whether or not known to it or the Lender or consented to by it or the Lender.

2.6                                 Merger of Obligor  If the Obligor amalgamates or merges with one or more other entities, the Obligations and the liens created by this Agreement shall continue as to the Obligations and the Collateral of the Obligor at the time of amalgamation or merger, and shall extend to the Obligations and the Collateral of the amalgamated or merged entity, and the term Obligor shall extend to the amalgamated or merged entity, all as if the amalgamated or merged entity had executed this Agreement as the Obligor.

2.7                                 Limitation Periods  To the extent that any statutory limitation period applies to any claim for payment of the Obligations or remedy for enforcement of the Obligations, the Obligor agrees that:

(a)                                  any limitation period is expressly excluded and waived entirely if permitted by applicable law;

(b)                                 if a complete exclusion and waiver of any limitation period is not permitted by applicable law, any limitation period is extended to the maximum length permitted by applicable law;

(c)                                  any applicable limitation period shall not begin before an express demand for payment of the Obligations is made in writing by the Lender to the Obligor;

(d)                                 any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Obligations by the Obligor; and

(e)                                  this Agreement is a “business agreement” as defined in the Limitations Act, 2002 (Ontario) if that Act applies.

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3.                                       REPRESENTATIONS OF OBLIGOR

3.1                                 Representations  The Obligor represents and warrants to the Lender as follows, as at the date hereof, acknowledging that its representations and warranties are material, will be relied upon by the Lender (notwithstanding any investigation made by the Lender at any time) and shall survive the execution and delivery of this Agreement without any time limitation:

(a)                                  The Obligor is the registered and beneficial owner of all of the Equity Interests described on Schedule A, which have been validly issued and are outstanding as fully paid and non-assessable.

(b)                                 Schedule A contains a true and complete list of all of the Equity Interests of each Issuer owned by the Obligor.

(c)                                  The Equity Interests described on Schedule A represent 100% of the issued and outstanding Equity Interests of all classes of the Issuers (other than with respect to Enerkem Alberta Biofuels G.P. Inc. and 7037163 Canada Inc.) and represent 50% of the issued and outstanding Equity Interests of all classes of Enerkem Alberta Biofuels G.P. Inc. and 7037163 Canada Inc.

(d)                                 All of the Obligor’s right, title and interest in, to and under the Collateral may be freely assigned and transferred to the Lender, and the liens created in the Collateral may be dealt with by the Lender as provided in this Agreement without obtaining any approval or consent of any person or the filing of any document or the fulfilment of any legal requirement or the taking of any proceeding, other than any approval or consent that may be required from the board of directors or shareholders of an Issuer pursuant to its constating documents which has already been obtained and will be maintained in full force and effect during the term of this Agreement, and other approvals and consents as described on Schedule B, provided that if the Lender or a transferee of the Lender becomes the owner of the Equity Interests in 7037163 Canada Inc. pledged hereunder by way of a realization hereunder, such owner will be required to comply with the provisions of the shareholders’ agreement in respect of 7037163 Canada Inc. described in Schedule B.

(e)                                  There is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which the Obligor would be required to sell or otherwise dispose of any of the Collateral.

(f)                                    The Lender is not acting as agent of the Obligor in any way with respect to the Collateral.

(g)                                 No part of the Collateral now consisting of uncertificated securities has ever been evidenced or represented by certificated securities and those uncertificated securities are not evidenced or represented by any other document evidencing ownership of them.

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(h)                                 No person, other than the Lender, now has control (for purposes of the PPSA) of any part of the Collateral.

(i)                                     The Obligor does not have any liability under applicable law or under the certificate and/or articles of incorporation, association, amalgamation or continuance, partnership agreement or other similar constating document, by laws or shareholder agreements in respect of any Issuer, as holder of the Equity Interests forming part of the Collateral, for any debts, liabilities or obligations of the Issuer of the Equity Interest.

(j)                                     Every Equity Interest forming part of the Collateral that is an interest in a partnership or limited liability company is a security.

4.                                       RIGHTS AND OBLIGATIONS OF THE OBLIGOR

4.1                                 Restrictions on Liens and Dispositions  The Obligor shall not create, assume, incur or permit the existence of any lien on the Collateral except as permitted in the Loan Agreement, nor shall the Obligor sell, lend or otherwise dispose of the Collateral, or permit such a disposition to occur, except as expressly permitted in the Loan Agreement.

4.2                                 Possession and Control of Collateral  The Obligor shall take whatever steps the Lender requires from time to time to enable the Lender to obtain control of any investment property forming part of the Collateral, including (a) arranging for any securities intermediary or issuer of uncertificated securities to enter into an agreement satisfactory to the Lender to enable the Lender to obtain control, (b) delivering any certificated security to the Lender with any necessary endorsement and (c) upon the occurrence of an Event of Default that is continuing, having any Equity Interest registered in the name of the Lender or its nominee.

4.3                                 Safekeeping  The Lender is not obligated to keep any Collateral separate or identifiable or to take steps to preserve rights relating to Collateral against prior parties or other persons.  The Lender shall have no duty with respect to any Collateral delivered to it other than to use the same degree of care in the safe custody of the Collateral delivered to it that it uses with respect to similar property that it owns of similar value.  Without limiting the foregoing, the Lender may lodge Collateral with any bank or trust company, to be held in safekeeping on behalf of the Lender (without incurring any liability for any act or omission of the bank or trust company), or may hold Collateral itself.  The Obligor shall reimburse the Lender on demand for all reasonable expenses incurred by the Lender in connection with safekeeping with interest from the date the expenses are incurred until paid at the highest rate of interest applicable to the Obligations.  The expenses and interest shall form part of the Obligations.

4.4                                 Receipts by Obligor  If the Obligor receives any certificate representing Equity Interests of any Issuer (including any certificate representing a dividend or distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), whether in addition to, in substitution for, as a conversion of, or in exchange for any portion of the Collateral, or otherwise, the

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Obligor shall hold the certificate in trust for the Lender and immediately deliver it to the Lender in the form received with any endorsement required by the Lender, to be held by the Lender as part of the Collateral.  In addition, if the Obligor receives any money or other property as a distribution upon the partial or complete liquidation or dissolution of any Issuer, the Obligor shall hold the money or property in trust for the Lender and immediately deliver it to the Lender in the form received to be held by the Lender as part of the Collateral.

4.5                                 Other Assurances;  Power of Attorney  On request by the Lender, the Obligor shall execute, acknowledge and deliver all financing statements, certificates, further assignments, documents, transfers, stock transfer powers, proxies, instruments, security documents, acknowledgments and assurances and do all further acts and things as the Lender may consider necessary or desirable to give effect to the intent of this Agreement, or for the collection, disposition, realization or enforcement of the Collateral or the liens created by this Agreement.  The Obligor constitutes and appoints the Lender its true and lawful attorney, with full power of substitution, to do any of the foregoing or any other things that the Obligor has agreed to do in this Agreement, whenever and wherever the Lender may consider it to be necessary or desirable, upon the occurrence of an Event of Default that is continuing and to use the Obligor’s name in the exercise of the Lender’s rights under this Agreement.  This power of attorney is coupled with an interest and is irrevocable by the Obligor.

4.6                                 Proceeds Before Default  Subject to Section 4.4 above and to the provisions of the Loan Agreement, until the occurrence of an Event of Default, the Obligor may receive any payments or other proceeds relating to the Collateral.

4.7                                 Voting Before Default  Until the occurrence of an Event of Default which is continuing, the Obligor may exercise, either directly or, if any Equity Interest is registered in the name of the Lender or its nominee, pursuant to proxies or powers of attorney (which shall be given at the expense of the Obligor), all of the rights and powers of a holder of the Equity Interests forming part of the Collateral, including the right to vote.  However, the Obligor shall not exercise those rights and powers in a way that would (a) violate or be inconsistent with the Loan Agreement, (b) by reason of any recapitalization, reclassification or similar action or by reason of any amendment to the constating documents of any Issuer, reduce the value of the Collateral as security for the Secured Obligations or impose any new restriction on the transferability of any of the Collateral, or (c) otherwise prejudice the interests of the Lender.

4.8                                 Lender May Perform Obligor’s Duties  If the Obligor fails to perform any of its duties under this Agreement, the Lender may, but shall not be obligated to, perform any or all of those duties, without waiving any rights to enforce this Agreement.  The Obligor shall pay the Lender, immediately on written demand, an amount equal to the costs, fees and expenses incurred by the Lender in doing so plus interest from the date the costs, fees and expenses are incurred until paid at the highest rate of interest applicable to the Obligations.  The costs, fees, expenses and interest shall be included in the Obligations under this Agreement.

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4.9                                 Lender Not Liable for Obligor’s Agreements  Nothing in this Agreement shall make the Lender liable to observe or perform any term of any agreement to which the Obligor is a party or by which it or the Collateral is bound, or make the Lender a mortgagee in possession.  The Obligor shall indemnify the Lender and save it harmless from any claim arising from any such agreement.

4.10                           Release of Liens  If the Obligor has indefeasibly paid the Obligations in full in cash and otherwise performed all of the terms of the Loan Documents, and if all obligations of the Lender to extend credit under any Loan Document have been cancelled, then the Lender shall, at the request and expense of the Obligor, release the liens created by this Agreement, return to the Obligor any certificated security forming part of the Collateral that has been delivered to the Lender, and execute and deliver whatever documents are reasonably required to do so.

4.11                           Acknowledgement  Notwithstanding anything contained herein to the contrary, the Lender acknowledges that, in order to become the owner of any Equity Interests of any Issuer in which the Obligor has an investment which consists of less than 100% of the issued and outstanding Equity Interests of such Issuer, there may be requirements under the shareholders/securityholders agreement or partnership agreement, as the case may be, which affect such Equity Interests that form part of the Collateral, which need to be respected.

5.                                       RIGHTS AND OBLIGATIONS ON DEFAULT

5.1                                 Application of Article  The provisions of this article 5 apply on the occurrence of an Event of Default that is continuing.

5.2                                 Termination of Further Credit and Acceleration of Obligations  The Lender shall be under no obligation to make further advances or otherwise extend further credit and the Lender may declare that the Obligations are immediately due and payable in full, but upon the occurrence of an Event of Default contemplated in Section 8.10 or 8.11 of the Loan Agreement which is continuing, then without prejudice to the other rights of the Lender as a result of any of those events, without notice or action of any kind by the Lender and without presentment, demand or protest of any nature or kind, the Lender’s obligation to make advances or otherwise extend credit shall immediately terminate and the Obligations shall become immediately due and payable.  Upon the Obligations becoming due and payable, the Lender may enforce payment of the Obligations and the Lender shall have the rights and remedies of a secured party under the PPSA and other applicable law together with those rights and remedies provided by this Agreement or otherwise provided by applicable law.

5.3                                 Proceeds After Default  The Lender may hold and/or use the Collateral in the manner and to the extent that the Lender may consider appropriate.  The Lender may take charge of all proceeds of the Collateral and may hold them as additional security for the Obligations.  The Lender may give notice to any Issuer to direct all payments or other proceeds relating to the Collateral to the Lender and any payments or other proceeds of the Collateral received by the Obligor from Issuers or from any persons liable to the

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Obligor in connection with the Collateral, after notice is given by the Lender, shall be held by the Obligor in trust for the Lender and immediately paid over to the Lender.  The Lender shall not, however, be required to collect any proceeds of the Collateral.  The Lender may also enforce any rights of the Obligor in respect of the Collateral by any manner permitted by law.

5.4                                 Voting After Default  The Lender may have any Collateral registered in its name or in the name of its nominee and shall be entitled but not required to exercise voting and other rights that the holder of that Collateral may at any time have, but the Lender shall not be responsible for any loss occasioned by the exercise of those rights or by failure to exercise them.  The Lender may also enforce its rights under any agreement with any securities intermediary or issuer of uncertificated securities.

5.5                                 Notice of Disposition  If required to do so by applicable law, the Lender shall give the Obligor written notice of any intended disposition of the Collateral in accordance with the Loan Agreement or by any other method required or permitted by applicable law.  The Obligor waives giving of notice to the maximum extent permitted by applicable law.

5.6                                 Statutory Waivers  To the maximum extent permitted by law, the Obligor waives all of the rights, benefits and protections given by any present or future statute that imposes limits on the rights, remedies or powers of the Lender or on the methods of realization of security, including any seize or sue or anti-deficiency statute or any similar provisions of any other statute.

5.7                                 Disposition and Other Rights of Lender  The Lender may (a) make payments on account of, to discharge, or to obtain an assignment of any lien on the Collateral, whether or not ranking in priority to the liens created by this Agreement, (b) borrow money required for the seizure, retaking, repossession, holding, insuring, maintaining, protecting, preserving, preparing for disposition or disposition of the Collateral or for any other enforcement of this Agreement on the security of the Collateral in priority to the liens created by this Agreement, (c) file proofs of claim and other documents to establish the claims of the Lender in any proceeding relating to the Obligor, (d) sell or otherwise dispose of all or any part of the Collateral at public auction, by public tender or by private sale or other disposition, either for cash or on credit, at such time and on such terms and conditions as the Lender may determine, and (e) complete blanks in any endorsement by the Obligor of a certificated security in order to complete a disposition.  If any disposition involves deferred payment, the Lender will not be accountable for and the Obligor will not be entitled to be credited with the proceeds of disposition until payment is actually received in cash.  On any disposition, the Lender shall have the right to acquire all or any part of the Collateral that is offered for disposition and the rights of the Obligor in that Collateral shall be extinguished.  The Lender may also accept the Collateral in satisfaction of the Obligations or may from time to time designate any part of the Obligations to be satisfied by the acceptance of particular Collateral that the Lender reasonably determines to have a net realizable value equal to the amount of the designated part of the Obligations, in which case only the designated part of the Obligations shall be satisfied by the acceptance of the particular Collateral.

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5.8                                 Commercially Reasonable Actions and Omissions  The Obligor agrees that it is commercially reasonable for the Lender (a) not to incur expenses that it reasonably considers significant to prepare Collateral for disposition, (b) to obtain or, if not required by other law, not to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) not to exercise collection remedies against Issuers or other persons liable to the Obligor in connection with the Collateral or to remove liens on or adverse claims against Collateral, (d) to exercise collection remedies against Issuers and other persons liable in connection with the Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Obligor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers or other persons, including employees of the Obligor, brokers, investment bankers, consultants and other professionals to assist in the collection or disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to disclaim disposition warranties, (j) to vary or rescind any contract for the disposition of any Collateral, or (k) to purchase insurance or credit enhancements or take other steps to insure the Lender against risks of loss, collection or disposition of Collateral or to provide the Lender a guaranteed return from the collection or disposition of Collateral.  The Lender is not required to take steps to qualify, or cause to be qualified, any securities forming part of the Collateral for public distribution or request the Issuer to qualify them.  The Lender need not dispose of any securities by public distribution even if they are qualified for public distribution.  The Lender may dispose of securities by an exemption from the prospectus requirements of applicable securities legislation as it considers appropriate notwithstanding that doing so may require them to comply with limitations or restrictions relating to the exemption.  The limitations or restrictions may include complying with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications (including being accredited investors, agreeing to pay a minimum price or demonstrating qualifications required to obtain any approval of the sale or resulting purchase that is required under applicable law), and restricting prospective bidders and purchasers to those who will represent and agree that they are purchasing as principal for their own account for investment and not with a view to distribution or resale.  The Obligor acknowledges that the purpose of this Section is to provide selected examples of actions and omissions that would be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions and omissions shall not be considered commercially unreasonable solely on account of not being mentioned in this Section, nor shall the Lender be liable or accountable for any discount attributable to the specified actions and omissions.  Nothing in this Section shall be construed to grant any rights to the Obligor or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.  In exercising its rights and obligations under this Agreement, the Lender shall not be responsible or liable to the Obligor or any

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other person for any loss or damage from the realization or disposal of any Collateral or the enforcement of this Agreement, or any failure to do so, or for any act or omission on their respective parts or on the part of any of their directors, officers, employees, agents or advisors in that connection, except that the Lender may be responsible or liable for loss or damage arising from its wilful misconduct or gross negligence.

5.9                                 Costs of Realization  All costs incurred in connection with realizing the security constituted by this Agreement or exercising any of the Lender’s rights under this Agreement, including costs incurred in connection with repossessing, holding, insuring, repairing, processing, preparing for disposition, and disposing of any Collateral and legal fees on a full indemnity (sometimes called solicitor and own client) basis (in this Section, “realization costs”) shall be payable by the Obligor to the Lender immediately on demand.  Realization costs shall bear interest from the date they are incurred until paid at the highest rate of interest applicable to the Obligations.  Realization costs and interest shall be included in the Obligations under this Agreement.

5.10                           Other Security;  Application of Money  The Lender may (a) refrain from enforcing any other security or rights held by or on behalf of the Lender in respect of the Obligations, or enforce any other security or rights in any manner and order as it sees fit, and (b) apply any money received from or in respect of the Collateral in any manner and order as it sees fit and change any application of money received in whole or in part from time to time, or refrain from applying any money and hold it in a suspense account.

5.11                           Third Parties  No person dealing with the Lender is required to determine (a) whether the liens created by this Agreement or the powers purporting to be exercised have become enforceable, (b) whether any Obligations remain owing, (c) the propriety of any aspect of the disposition of Collateral or (d) how any payment to the Lender has been or will be applied.  Any person who acquires Collateral from the Lender in good faith shall acquire it free from any interest of the Obligor.

5.12                           Rights Cumulative  No failure on the part of the Lender to exercise, nor any delay in exercising, any right or remedy under any Loan Document or this Agreement shall operate as a waiver or impose any liability on the Lender, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and do not exclude any rights and remedies provided by applicable law.  If the Lender has enforced any right or remedy under this Agreement and the enforcement proceeding has been discontinued, abandoned or determined adversely to the Lender for any reason, then the Obligor and the Lender shall, without any further action, be restored to their previous positions to the maximum extent permitted by law and subject to any determination in the enforcement proceeding or express agreement between the Obligor and the Lender, and thereafter all rights and remedies of the Lender shall continue as if no enforcement proceeding had been taken.

5.13                           Obligor Liable for Deficiency  If the proceeds arising from the disposition of the Collateral fail to satisfy the Obligations, the Obligor shall pay any deficiency to the Lender on demand.  Neither the taking of any judicial or extra-judicial proceeding nor the

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exercise of any power of seizure or disposition or other remedy shall extinguish the liability of the Obligor to pay and perform the Obligations, nor shall the acceptance of any payment or alternate security create any novation.  No covenant, representation or warranty of the Obligor in this Agreement shall merge in any judgment.

5.14                           Release by Obligor  The Obligor hereby releases and discharges the Lender from all claims of any kind, whether sounding in damages or not, that may arise or be caused to the Obligor or any person claiming through or under the Obligor as a result of any act or omission of the Lender or any receiver except that the Lender may be responsible or liable for loss or damage arising from its wilful misconduct or gross negligence.

6.                                       NOTICES

6.1                                 Notices in Writing  Any communication to be made under this Agreement shall be made in accordance with the Loan Agreement.

7.                                       ENTIRE AGREEMENT; SEVERABILITY

7.1                                 Entire Agreement  This Agreement embodies all the agreements between the Obligor and the Lender relating to the liens created in this Agreement and the related rights and remedies.  No party shall be bound by any representation or promise made by any person relating to this Agreement that is not embodied in it.  Any waiver of, or consent to departure from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Lender, and only in the specific instance and for the specific purpose for which it has been given.

7.2                                 Severability  If, in any jurisdiction, any provision of this Agreement or its application to any circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to other circumstances.

8.                                       DELIVERY OF AGREEMENT

8.1                                 Counterparts  This Agreement may be executed in any number of counterparts and all counterparts taken together shall be deemed to constitute one agreement.

8.2                                 Delivery  To evidence the fact that it has executed this Agreement, the Obligor may send a signed copy of this Agreement or its signature to this Agreement by facsimile transmission or e-mail and the signature sent in that way shall be deemed to be its original signature for all purposes.

8.3                                 No Conditions  Possession of this Agreement by the Lender shall be conclusive evidence against the Obligor that the Agreement was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with.  This Agreement shall be operative and binding notwithstanding that it is not executed by any proposed signatory.

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8.4                                 Receipt and Waiver  The Obligor acknowledges receipt of a copy of this Agreement.  The Obligor waives any notice of acceptance of this Agreement by the Lender.  The Obligor also waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration, if waiver is not otherwise prohibited by law.  The Obligor agrees that the Lender may from time to time provide information regarding this Agreement, the Collateral and the Obligations to persons that the Lender believes in good faith are entitled to the information under applicable law.

9.                                       GOVERNING LAW

9.1                                 Governing Law  This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the law of the Province of Ontario and the laws of Canada applicable in that province, excluding the conflict of law rules of that province.

9.2                                 Obligor’s Exclusive Dispute Resolution Jurisdiction  The Obligor agrees that the courts of the Province of Ontario have exclusive jurisdiction over any dispute arising from or in relation to this Agreement and the Obligor irrevocably and unconditionally attorns to the exclusive jurisdiction of that province.  The Obligor agrees that the courts of that province are the most appropriate and convenient forum to settle disputes and agrees not to argue to the contrary.

9.3                                 Lender Entitled to Concurrent Jurisdiction  Despite Section 9.2, the Lender is permitted to take proceedings in relation to any dispute arising from or in relation to this Agreement in any court of another province or another state with jurisdiction and to the extent allowed by law may take concurrent proceedings in any number of jurisdictions.

10.                                 SUCCESSORS AND ASSIGNS

10.1                           Successors and Assigns  The Obligor may not assign or transfer all or any part of its liabilities under this Agreement.  All rights of the Lender under this Agreement shall be assignable in accordance with the Loan Agreement and the Obligor shall not assert against any assignee any claim or defence that the Obligor now has or may in the future have against the Lender in connection with any arrangement, document or agreement (other than under or in connection with a Loan Document) and any transactions pursuant to any such arrangement, document or agreement.  This Agreement shall enure to the benefit of the Lender and its successors and assigns and be binding on the Obligor and its successors and any permitted assigns.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS OF WHICH, the Obligor has duly executed this Agreement as of the date set forth above.

ENERKEM INC.

By:	/s/ Vincent Chornet
Name: Vincent Chornet
Title: President & CEO

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SCHEDULE A

SPECIFIC EQUITY INTERESTS

Issuer	Number and Class of Equity Interests	Certificate No.

Enerkem Alberta Biofuels G.P. Inc.	60 common shares	2
(formerly 1423020 Alberta Inc.)

Enerkem Corporation	100 common shares	1

7037163 Canada Inc.	60 common shares	C-2

SCHEDULE B

DETAILS OF CONSENTS AND APPROVALS REQUIRED FOR TRANSFER

The owner of the Equity Interests in 7037163 Canada Inc. pledged hereunder is required to comply with the provisions of the shareholders’ agreement in respect of 7037163 Canada Inc. dated September 19, 2008 between 7037163 Canada Inc., Enerkem Inc. and Greenfield Advanced Biofuels Inc.

EXHIBIT J

GUARANTEE

GUARANTEE AND INDEMNITY

(ENERKEM CORPORATION)

TO:                                                                            LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (the “Lender”)

DATE:                                                           July 1, 2011

RECITALS:

A.                                   The Obligor is a subsidiary of the Borrower.  The Obligor is required to deliver this Agreement under the terms of the Loan Agreement.  The Obligor will derive substantial direct and indirect benefits and advantages from the financial accommodations to the Borrower under the Loan Agreement, and it will be to the Obligor’s direct interest and economic benefit to deliver this Agreement in order to allow the Borrower to obtain those financial accommodations.  The Obligor acknowledges the value of that benefit.

FOR VALUE RECEIVED and intending to be legally bound by this guarantee and indemnity (the “Agreement”), the undersigned (the “Obligor”) agrees as follows:

1.                                       INTERPRETATION

1.1                                 Capitalized Terms  In this Agreement, except where the context otherwise requires, capitalized terms that are used and not otherwise defined have the meanings defined in the Loan Agreement (as defined below), and:

(a)                                  “Borrower” means Enerkem Inc.

(b)                                 “Loan Agreement” means the loan agreement dated as of July 1, 2011 entered into by the Borrower, as borrower, the Obligor, as guarantor, and the Lender, as lender, as amended, supplemented, restated, modified or replaced from time to time.

(c)                                  “Obligations” means all debts, liabilities and obligations of the Borrower to the Lender under or in connection with the Loan Documents (with the exception of the Warrant), whether present or future, direct or indirect, absolute or contingent, matured or not, at any time owing or remaining unpaid by the Borrower to the Lender in any currency, whether arising from dealings between the Lender and the Borrower or from other dealings or proceedings by which the Lender may be or become in any manner whatever a creditor of the Borrower, and wherever incurred, and whether incurred by the Borrower alone or with another or others and whether as principal or surety (including obligations under or in connection with any guarantee or indemnity given by the Borrower), and all interest, fees, commissions and legal and other costs, charges and expenses owing or remaining unpaid by the Borrower to the Lender in any currency.

1.2                                 Other Interpretation Rules  In this Agreement:

(a)                                  The division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(b)                                 Unless otherwise specified or the context otherwise requires, (i) “including” or “includes” means “including (or includes) but is not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it, (ii) a reference to any legislation, statutory instrument or regulation or a section thereof is a reference to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time, and (iii) words in the singular include the plural and vice-versa and words in one gender include all genders.

(c)                                  Unless otherwise specified or the context otherwise requires, any reference in this Agreement to payment of the Obligations includes performance of the Obligations.

2.                                       GUARANTEE AND INDEMNITY

2.1                                 Guarantee  The Obligor unconditionally guarantees payment to the Lender of the Obligations.

2.2                                 Indemnity  The Obligor also unconditionally agrees that, if the Borrower does not unconditionally and irrevocably pay any Obligations when due and those Obligations are not recoverable from the Obligor for any reason under Section 2.1, the Obligor shall indemnify the Lender immediately on demand against any cost, loss, damage, expense or liability suffered by the Lender as a result of the Borrower’s failure to do so.

2.3                                 Separate Liabilities  The liabilities of the Obligor under Sections 2.1 and 2.2 are separate and distinct from each other, but the provisions of this Agreement shall apply to the liabilities under both of those Sections unless the context otherwise requires.

2.4                                 Limit on Liability  The liability of the Obligor under this Agreement is unlimited.  Notwithstanding any other provision in this Agreement to the contrary, the Obligor shall only be liable under this Agreement for the maximum amount that can be hereby incurred without rendering this Agreement voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

2.5                                 Irrevocable  This Agreement is irrevocable by the Obligor, and subject to Section 3.3, the Obligor expressly and unconditionally waives any right to terminate this Agreement.

3.                                       CONTINUING AGREEMENT AND REINSTATEMENT

3.1                                 Continuing Agreement  This Agreement is a continuing guarantee and indemnity for a current or running account and will extend to the ultimate balance of the

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Obligations, regardless of any intermediate payment or discharge of the Obligations in whole or in part.

3.2                                 Reinstatement  If at any time any payment of the Obligations is or must be rescinded or returned by the Lender as a result of insolvency or reorganization of the Borrower or any other person, or for any other reason whatsoever, the Obligations will be deemed to have continued in existence and this Agreement shall continue to be effective, or be reinstated, as if the payment had not occurred.  The Lender may concede or compromise any claim that any payment ought to be rescinded or returned without diminishing the liability of the Obligor under this Section.

3.3                                 Termination  If the Obligations have been indefeasibly paid in full in cash and if all obligations of the Lender to extend credit under any Loan Document have been cancelled, then the Lender shall, at the request and expense of the Obligor, execute and deliver whatever documents are reasonably required to acknowledge the termination of this Agreement.

4.                                       WAIVER OF DEFENCES AND OTHER MATTERS

4.1                                 In Addition to Other Rights; No Marshalling  This Agreement is in addition to and is not in any way prejudiced by or merged with any other guarantee, indemnity or security now or subsequently held by the Lender in respect of any Obligations.  The Lender shall be under no obligation to marshal in favour of the Obligor any other guarantees or other securities or any money or other property that the Lender may be entitled to receive or may have a claim upon.

4.2                                 Liabilities Unconditional  The liabilities of the Obligor under this Agreement are absolute and unconditional, and will not be affected by any act, omission, matter or thing that, but for this Section, would reduce, release or prejudice any of its liabilities under this Agreement, or that might constitute a legal or equitable defence to or a discharge, limitation or reduction of the Obligor’s liabilities under this Agreement, including the following, whether or not known to it or the Lender or consented to by it or the Lender:

(a)                                  any discontinuance, reduction, increase, extension or other variance in the credit granted by the Lender to the Borrower or any time, waiver or consent granted to, or any release of or compromise with, the Borrower or any other person;

(b)                                 any amendment, supplement or restatement (however fundamental) or replacement of any Loan Document;

(c)                                  any unenforceability, illegality or invalidity of any obligation of any person under or in connection any Loan Document, including any bar to recovery under any statute of limitations;

(d)                                 the death or loss of capacity of the Borrower, any change in the name of the Borrower, or in the membership of the Borrower, if a partnership, or in the

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ownership, objects, capital structure or constitution of the Borrower, if a corporation, the sale of all or any part of the Borrower’s business or the Borrower being amalgamated or merged with one or more other entities, but shall, notwithstanding any such event, continue to apply to all Obligations whether previously or subsequently incurred; and in the case of a change in the membership of a Borrower that is a partnership or in the case of the Borrower being amalgamated or merged with one or more other entities, this Agreement shall also apply to the liabilities of the resulting or continuing entity, and the term “Borrower” shall include each resulting or continuing entity;

(e)                                  any credit being granted or continued by the Lender purportedly to or for the Borrower after the death, loss of capacity, bankruptcy or insolvency of the Borrower;

(f)                                    any lack or limitation of power, incapacity or disability of the Borrower or of the directors, partners or agents of the Borrower, or the Borrower not being a legal or suable entity, or any irregularity, defect or lack of formality in the obtaining of credit by the Borrower;

(g)                                 any bankruptcy, insolvency or similar proceedings, including any stay of or moratorium on proceedings;

(h)                                 any impossibility, impracticability, frustration of purpose, force majeure, illegality or act of governmental authority affecting any Loan Document;

(i)                                     any taking or failure to take security, any loss of or loss of value of security for the Obligations, any invalidity, lack of perfection or unenforceability of any security, or any enforcement of, failure to enforce or irregularity or deficiency in the enforcement of any security; or

(j)                                     the existence of any claim, set-off or other right that the Obligor may have against the Borrower, the Lender or any other person, whether in connection with the Loan Documents or otherwise.

Each of the defences mentioned above is waived by the Obligor to the fullest extent permitted under applicable law.

4.3                                 Information Concerning Borrower  The Obligor acknowledges that it is presently familiar with the Loan Documents, the financial condition of the Borrower and any other circumstances affecting the risk incurred by the Obligor in connection with this Agreement.  The Obligor shall be solely responsible for keeping itself informed concerning those matters in the future.  The Obligor acknowledges that the Lender has no obligation to provide any information concerning those matters now or in the future and that, if it does so at any time, it shall have no obligation to update the information or provide other information subsequently.

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4.4                                 No Obligation to Enforce Other Rights  The Obligor waives any right it may have of requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Obligor under this Agreement and the Obligor waives all benefits of discussion and division.  These waivers apply irrespective of any law or any provision of any Loan Document to the contrary.

5.                                       USE OF AMOUNTS RECEIVED

5.1                                 Use of Amounts Received  Until this Agreement has been terminated in accordance with Section 3.3, the Lender (or any trustee or agent on its behalf) may, subject to the provisions of the Loan Agreement:

(a)                                  refrain from applying any money received or enforcing any other security or rights held by or on behalf of the Lender in respect of the Obligations, or apply any money and enforce any other security or rights in any manner and order as it sees fit;

(b)                                 change any application of money received in whole or in part from time to time; and

(c)                                  hold in a suspense account any money received from the Obligor or on account of the Obligor’s liabilities under this Agreement.

6.                                       POSTPONEMENT OF OBLIGOR’S RIGHTS

6.1                                 Postponement of Subrogation Etc.  Until this Agreement has been terminated in accordance with Section 3.3, the Obligor shall not exercise any rights that it may have by reason of performance by it of its liabilities under this Agreement:

(a)                                  to be indemnified by the Borrower;

(b)                                 to claim contribution from any other guarantor of the Obligations; or

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under any Loan Document.

6.2                                 Postponement of Set-Off Etc.  Until this Agreement has been terminated in accordance with Section 3.3, the Obligor shall not claim any set-off or counterclaim against the Borrower as a result of any liability of the Borrower to the Obligor, or claim or prove in the bankruptcy or insolvency of the Borrower in competition with the Lender.

7.                                       OBLIGATION TO MAKE PAYMENT

7.1                                 Payment Immediately After Demand  The Obligor’s liability to make a payment under this Agreement shall arise immediately after demand for payment has been made in writing on the Obligor which demand can only be made upon the occurrence and during the continuance of an Event of Default.

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7.2                                 Right to Enforce  Demands under this Agreement may be made from time to time, and the liabilities of the Obligor under this Agreement may be enforced, irrespective of:

(a)                                  whether any demands, steps or proceedings are being or have been made or taken against the Borrower and/or any third party; or

(b)                                 whether or in what order any security to which the Lender may be entitled in connection with any Loan Document is enforced.

7.3                                 Certificate as to Amount  A certificate of the Lender specifying the outstanding amount of the Obligations shall be conclusive evidence of that amount against the Obligor in the absence of any manifest error.

7.4                                 Interest  The Obligor’s liabilities under this Agreement shall bear interest from the date of demand at the highest rate of interest per annum that is applicable to any part of the Obligations.

7.5                                 Rights Cumulative  No failure on the part of the Lender to exercise, nor any delay in exercising, any right or remedy under any Loan Document or this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  Neither the taking of any judicial or extra-judicial proceeding nor the exercise of rights under any security held from the Obligor shall extinguish the liability of the Obligor to pay and perform its liabilities under this Agreement, nor shall the acceptance of any payment or security create any novation.  No covenant, representation or warranty of the Obligor in this Agreement shall merge in any judgment.  The rights and remedies provided in this Agreement are cumulative and do not exclude any rights and remedies provided by law or otherwise.

7.6                                 Limitation Periods  To the extent that any statutory limitation period applies to any claim for payment of the Obligations or remedy for enforcement of the Obligations, the Obligor agrees that:

(a)                                  any limitation period is expressly excluded and waived entirely if permitted by applicable law;

(b)                                 if a complete exclusion and waiver of any limitation period is not permitted by applicable law, any limitation period is extended to the maximum length permitted by applicable law;

(c)                                  any applicable limitation period shall not begin before an express demand for payment of the Obligations is made in writing by the Lender to the Obligor;

(d)                                 any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Obligations by the Obligor; and

(e)                                  this Agreement is a “business agreement” as defined in the Limitations Act, 2002 (Ontario) if that Act applies.

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8.                                       PAYMENTS

8.1                                 Withholdings Etc.  Any payment made by the Obligor under this Agreement shall be made without any deduction or withholding for or on account of tax and without any set-off or counterclaim of any kind.  However, if the Obligor is required by law to deduct, withhold or pay any tax in respect of any payment under this Agreement, then (i) the Obligor shall pay additional sums under this Agreement as necessary so that, after making or allowing for all required deductions, withholdings and payments (including deductions, withholdings and payments applicable to additional sums payable under this Section), the Lender receives an amount equal to the sum it would have received had no deductions, withholdings or payments been required, (ii) the Obligor shall make any deductions, withholdings or payments required by law to be made by it and (iii) the Obligor shall timely pay the full amount required to be deducted, withheld or paid to the relevant governmental authority in accordance with applicable law.

8.2                                 Currency and Place of Payment  Payment shall be made in the currency or currencies specified in the demand for payment to the Lender at 3555 Alameda de las Pulgas, Suite 200, Menlo Park, California, USA, 94025, or another address or account that the Lender may specify by written notice to the Obligor from time to time.

8.3                                 Currency Indemnity  If a judgment or order is rendered by any court or tribunal for the payment of any amount owing to the Lender under or in connection with this Agreement and the judgment or order is expressed in a currency (the “Judgment Currency”) other than the currency payable under or in connection with this Agreement (the “Agreed Currency”), the Obligor shall indemnify and hold the Lender harmless against any deficiency in terms of the Agreed Currency in the amount received by the Lender arising or resulting from any variation as between (a) the rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of the judgment or order, and (b) the rate at which the Lender is able to purchase the Agreed Currency in accordance with normal banking practice with the amount of the Judgment Currency actually received by the Lender on the date of receipt.  The indemnity in this Section shall constitute a separate and independent liability from the other liabilities of the Obligor under this Agreement, shall apply irrespective of any indulgence granted by the Lender, and shall be secured by any security held by the Lender from the Obligor.

8.4                                 Set-Off  Each of the Lender and each of its affiliates is authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or such affiliate to or for the credit or the account of the Obligor against any and all of the liabilities of the Obligor which are due and payable under this Agreement.  The rights of the Lender and its affiliates under this Section 8.4 are in addition to other rights and remedies (including other rights of set-off, consolidation of accounts and bankers’ lien) that the Lender or its affiliates may have.

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9.                                       NOTICES

9.1                                 Notices in Writing  Any communication to be made under this Agreement shall be made in accordance with the Loan Agreement.

10.                                 ENTIRE AGREEMENT; SEVERABILITY

10.1                           Entire Agreement  This Agreement embodies all the agreements between the Obligor and the Lender relating to the guarantee and indemnity contemplated in this Agreement.  No party shall be bound by any representation or promise made by any person relating to this Agreement that is not embodied in it.  It is specifically agreed that the Lender shall not be bound by any representation or promise made by the Borrower to the Obligor.  Any waiver of, or consent to departure from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Lender, and only in the specific instance and for the specific purpose for which it has been given.

10.2                           Severability  If, in any jurisdiction, any provision of this Agreement or its application to any circumstance is restricted, prohibited or unenforceable, that provision shall, as to that jurisdiction, be ineffective only to the extent of that restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement, without affecting the validity or enforceability of that provision in any other jurisdiction and, if applicable, without affecting its application to other circumstances.

11.                                 DELIVERY OF AGREEMENT

11.1                           Counterparts  This Agreement may be executed in any number of counterparts and all counterparts taken together shall be deemed to constitute one agreement.

11.2                           Delivery  To evidence the fact that it has executed this Agreement, the Obligor may send a signed copy of this Agreement or its signature to this Agreement by facsimile transmission or e-mail and the signature sent in that way shall be deemed to be its original signature for all purposes.

11.3                           No Conditions  Possession of this Agreement by the Lender shall be conclusive evidence against the Obligor that the Agreement was not delivered in escrow or pursuant to any agreement that it should not be effective until any condition precedent or subsequent has been complied with.  This Agreement shall be operative and binding notwithstanding that it is not executed by any proposed signatory.

11.4                           Receipt and Waiver  The Obligor acknowledges receipt of a copy of this Agreement.  The Obligor waives any notice of acceptance of this Agreement by the Lender.  The Obligor agrees that the Lender may from time to time provide information regarding this Agreement and the Obligations to persons that the Lender believes in good faith are entitled to the information under applicable law.

12.                                 GOVERNING LAW

12.1                           Governing Law  This Agreement and any dispute arising from or in relation to this Agreement shall be governed by, and interpreted and enforced in accordance with, the

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law of the Province of Ontario and the laws of Canada applicable in that province, excluding the conflict of law rules of that province.

12.2                           Obligor’s Exclusive Dispute Resolution Jurisdiction  The Obligor agrees that the courts of the Province of Ontario have exclusive jurisdiction over any dispute arising from or in relation to this Agreement and the Obligor irrevocably and unconditionally attorns to the exclusive jurisdiction of that province.  The Obligor agrees that the courts of that province are the most appropriate and convenient forum to settle disputes and agrees not to argue to the contrary.

12.3                           Lender Entitled to Concurrent Jurisdiction  Despite Section 9.2, the Lender is permitted to take proceedings in relation to any dispute arising from or in relation to this Agreement in any court of another province or another state with jurisdiction and to the extent allowed by law may take concurrent proceedings in any number of jurisdictions.

13.                                 SUCCESSORS AND ASSIGNS

13.1                           Successors and Assigns  The Obligor may not assign or transfer all or any part of its liabilities under this Agreement.  All rights of the Lender under this Agreement shall be assignable in accordance with the Loan Agreement and the Obligor shall not assert against any assignee any claim or defence that the Obligor now has or may in the future have against the Lender in connection with any arrangement, document or agreement (other than under or in connection with a Loan Document) and any transactions pursuant to any such arrangement, document or agreement.  This Agreement shall enure to the benefit of the Lender and its successors and assigns and be binding on the Obligor and its successors and any permitted assigns.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS OF WHICH, the Obligor has duly executed this Agreement as of the date set forth above.

ENERKEM CORPORATION

By:	/s/ Vincent Chornet
Name: Vincent Chornet
Title: President

S1

EXHIBIT K

UCC FINANCING AND SECURITY AGREEMENT

COLLATERAL

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property described in this Exhibit A (collectively, the “Collateral”), wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all Obligations (as defined in the loan agreement dated as of July 1, 2011, by and between ENERKEM INC., Debtor and Secured Party) of Debtor to Secured Party.  Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

All assets of the Debtor other than Intellectual Property (as defined below); all personal property of Debtor other than Intellectual Property;

All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind (other than Intellectual Property), including without limitation federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing;

All equipment and fixtures, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

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All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

NOTICE - PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN OTHER THAN AS EXPRESSLY PERMITTED THEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY’S RIGHTS BY SUCH ENCUMBRANCER.  IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

Notwithstanding any of the foregoing, this Financing Statement and Security Agreement does not cover any of Debtor’s interests in, and the Collateral shall not under any circumstance include, and no security interest is granted Debtor’s Intellectual Property. “Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor, or in which Debtor now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include accounts, accounts receivable, royalties, licensing fees, contract rights, proceeds, or other revenue obtained or owed from or on account of the licensing or other exploitation of Intellectual Property, none of which are excluded, and all of which are included as collateral in the security interest granted by Debtor to Secured Party.

Dated as of July 1, 2011

“DEBTOR”		“SECURED PARTY”

ENERKEM CORPORATION,		LIGHTHOUSE CAPITAL PARTNERS VI, L.P.
a Delaware corporation		BY:	LIGHTHOUSE MANAGEMENT PARTNERS VI, L.L.C.,
its general partner

By:	/s/ Vincent Chornet

Name:	Vincent Chornet	By:	/s/ Ryan Turner

Title:	President	Name:	Ryan Turner

		Title:	Managing Director

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EXHIBIT L

CONTROL AGREEMENT

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Customer No. •

RBC Bank                                                                                                                                                                                                                                          ACCOUNT CONTROL AGREEMENT

THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) is made and entered into as of July 1, 2011 by and among RBC BANK (USA), a North Carolina state banking corporation (“Bank”), ENERKEM CORPORATION (“Company”), and LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”).

A.                                   In accordance with that certain loan agreement dated as of July 1, 2011 among Lender, Company and the other credit parties signatory thereto (as extended, renewed, amended, modified, supplemented and replaced from time to time, the “Credit Agreement”), Lender has agreed to make loans and extend other financial accommodations to Company.

B.                                     A deposit account has been established with Bank (the “Account”) into which cash, checks, drafts, instruments, money orders, remittances, wire transfers and other items of value of Company or payable to Company are deposited or are to be deposited. The Account No. is 7290003657.

C.                                     The parties desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Account and all funds on deposit therein from time to time.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.                                       Effectiveness. This Agreement shall take effect immediately upon its execution by all parties hereto and shall supersede any other blocked account or similar agreement in effect between all of the parties hereto with respect to the Account.

2.                                       Security Interest. As collateral security for Company’s obligations to Lender under the Credit Agreement and the other loan documents referenced therein, Company hereby grants to Lender a present and continuing security interest in the following (“Collateral”): (i) the Account; (ii) all now existing and all hereafter arising contract rights and privileges in respect of the Account; (iii) all cash, checks, drafts, instruments, money orders, remittances, wire transfers and other items of value belonging to Company or payable to Company which are now deposited in the Account and which may in the future be paid to or deposited in the Account (“Receipts”); and (iv) the proceeds of or related to the Account and the Receipts — and in this Agreement reference to the Collateral or any one or more of the Account and the Receipts shall include proceeds. The security interest granted to Lender by Company in this paragraph 2 is supplemental to the security interest granted to Lender in the Credit Agreement or in one or more of the other loan documents referenced in the Credit Agreement, and is not in lieu thereof. In accordance with the Uniform Commercial Code in effect from time to time in the State whose laws govern this Agreement (“UCC”), Bank acknowledges and agrees that this Agreement constitutes notice of Lender’s security interest in the Collateral; provided, however, Bank does not warrant the existence, priority or perfection of such security interest.

3.                                       Control of Account. The parties agree that this Agreement is, among other things, a “control” agreement under the UCC. Upon receipt by Bank of a notice purporting to be signed and sent by Lender in the form attached hereto as Exhibit A (a “Notice of Exclusive Control”), and without further consent by and without further notification to Company or any other person, Bank agrees to promptly comply with all notifications, orders, directives and instructions it receives from Lender (“Account Related Orders”), whether oral, written or electronic, with respect to the Account, including, without limitation, orders directing Bank to sell, transfer, redeem and take other action with respect to the property in the Account; provided, however, if Bank receives an order from any federal or state governmental authority (a “Government Order”) which conflicts with the Account Related Orders received from Lender, Bank is authorized to comply with the Government Order in such manner as it or its legal counsel deems appropriate. Bank may rely upon any instructions from any person that Bank reasonably believes to be an authorized representative of Lender, provided, however, Bank shall not be obligated to comply with any instructions received from an “assignee” of Lender unless and until Bank shall have received written notice from Lender of such assignment.

4.                                       Company’s Rights in Account. Bank may comply with all notifications, orders, directives and instructions originated by Company with respect to the Account until such time as Bank receives a Notice of Exclusive Control. Promptly upon Bank’s receipt of a Notice of Exclusive Control, Bank will not comply with any notifications, orders, directives or instructions originated by Company unless such notifications, orders, directives or instructions have been previously consented to in writing by Lender. For the purposes of this paragraph 4, Bank will have 2 business days after receipt of a Notice of Exclusive Control within which to implement such notice and Bank will be deemed to have acted “promptly” if Bank does not comply with notifications, orders, directives and instructions received from Company 2 business days after Bank’s receipt of a Notice of Exclusive Control.

5.                                       Statements and Other Information. Upon Lender’s request in writing, Bank shall provide Lender with copies of the regular monthly bank statements provided to Company and such other information relating to the Account as shall reasonably be requested by Lender. To the extent Company has access to statements and information relating to the Account via on-line web access, Lender shall be given similar access upon written request therefor and payment to Bank of any costs and expenses associated with providing such service to Lender.

6.                                       Fees. Upon demand by Bank, Company agrees to pay all usual and customary service charges, transfer fees and account maintenance fees (“Fees”) of Bank in connection with the Account. In the event Company fails to timely make a payment to Bank of any Fees for which demand for payment has been made, Bank may thereafter exercise its right of set-off against the Account and any other account of Company maintained with Bank in order to recover payment of the unpaid Fees — which set-off shall be superior to any security interests or liens of Lender. If for any reason Bank is unable to recover payment in full of the unpaid Fees from the Account and such other accounts through exercise of the right of set-off, including applicable law prohibiting set-off against any of such accounts, then at any time after a Notice of Exclusive Control has been received and implemented by Bank and prior to any termination of control by Lender, Lender shall pay the unpaid Fees to Bank within fifteen (15) business days of receipt of written demand for payment from Bank, provided (i) the unpaid Fees for which Bank demands payment from Lender, in the aggregate, do not exceed the average monthly Fee for the prior six (6) month period and (ii) demand for payment is received by Lender prior to the later of (A) the effective date of termination of this Agreement or (B) a date which is sixty (60) calendar days following the day on which Bank demanded payment from Company.

7.                                       Uncollected Funds. Bank shall send to Lender and Company copies of all returned and dishonored Receipts within a commercially reasonable time following Bank’s receipt thereof. If any Receipt deposited in the Account is returned unpaid or otherwise dishonored, Bank shall have the right to both charge such returned or dishonored Receipt against the Account and any other account of Company maintained with Bank and to demand reimbursement therefor directly from Company. If for any reason Bank is unable to recover payment in full in the manner provided in the preceding sentence, then at any time after a Notice of Exclusive Control has been received and implemented by Bank and prior to any termination of control by Lender, Lender shall pay the amount of such returned or dishonored Receipt within fifteen (15) business days following the date Bank requests repayment thereof from Lender, provided that with respect to each returned or dishonored Receipt, (i) unless prohibited by applicable law, Bank has made demand for payment thereof on Company and Company has failed to pay such Receipt within five (5) business days following the date of Bank’s demand for payment and (ii) Bank’s request for repayment is made on Lender prior to the later of (A) the effective date of termination of this Agreement or (B) a date which is ten (10) business days following the business day on which the Receipt was actually received by Bank as a returned or dishonored Receipt and (iii) Lender has actually received funds from the Account prior to such demand and during Lender’s period of control. Lender’s obligation, if any, to pay on any returned or dishonored Receipt shall be limited to the amount of funds, if any, that Lender has actually withdrawn from the Account.

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8.                                       Set-off.  Except to the extent expressly set forth in paragraphs 6 and 7 above, Bank agrees that prior to the effective date of a termination of this Agreement, Bank will not exercise or claim any right of set-off or recoupment against the Account and the Receipts. And, as to Lender, Bank hereby waives until the effective date of termination of this Agreement, any right of set-off and any right of recoupment which it may have against the Receipts.

9.                                       Exculpation of Bank; Indemnification; Interpleader.

a.                                       Bank undertakes to perform only such duties as are expressly set forth in this Agreement and to deal with the Account with the degree of skill and care that Bank accords to all accounts and funds maintained and held by it on behalf of its customers. Each of Company and Lender, severally, agree that Bank shall have no liability to either of them, and shall have no liability to any of their respective shareholders, directors, executives, officers, members, managers, partners, employees or agents, for any claims, losses, damages and costs and expenses that either, both or any combination of Company, Lender and their respective shareholders, directors, executives, officers, members, managers, partners, employees or agents may suffer or incur, either directly or indirectly, by reason of this Agreement or Bank’s performance or non-performance under this Agreement, unless occasioned by the gross negligence or willful misconduct of Bank. In no event shall Bank be liable for (i) any claims, losses, damages or costs and expenses resulting from computer malfunctions, computer viruses or system intrusions, interruption of communication facilities, labor difficulties, governmental actions affecting Bank and other similarly situated financial institutions, acts of war, terrorism or civil disobedience, acts typically falling within the concept of “Acts of God” or other causes beyond Bank’s reasonable control and (ii) indirect, special, consequential or punitive damages.

b.                                      Company agrees to indemnify and hold harmless Bank and its shareholders, directors, executives, officers, employees and agents from and against any and all claims, losses, damages and costs and expenses suffered or incurred by any one or more of Bank and its shareholders, directors, executives, officers, employees or agents as a result of the assertion of any claim by any person arising out of, or otherwise related to this Agreement or any transaction conducted or service provided by Bank pursuant to this Agreement, other than those ultimately determined to be founded on gross negligence or willful misconduct of Bank.

c.                                       If a bankruptcy or insolvency proceeding shall be instituted by or against Company, or if any third person should assert an adverse claim against any of the Collateral, whether such a claim arises by tax lien, execution, attachment, garnishment, levy, the claim of a trustee in bankruptcy or a debtor-in- possession, the claim of a competing lien creditor or otherwise, and Bank determines that its interests may be prejudiced or harmed in any respect if it takes any one or more of the actions contemplated by this Agreement with respect to the Collateral, then Bank, in addition to any other remedies it may possess under this Agreement, at law and in equity, may refrain from taking any of such actions and may interplead into the registry of an appropriate state or federal court situated in the State whose laws govern this Agreement as set forth below, all amounts then on deposit in the Account, all Receipts then in its possession and all Receipts received thereafter by Bank. The cost and expense of such interpleader shall be borne by Company, unless such interpleader shall be brought at Lender’s request, then at Lender’s cost and expense with reimbursement from Company. In the event of an interpleader in accordance with the foregoing sentences of this subparagraph, Lender’s security interest in the Collateral shall continue unaffected by the interpleader and Bank’s performance obligations under this Agreement shall abate except for forwarding of Receipts received by it to the court in which such interpleader was brought. Upon such interpleader, Bank will be fully acquitted and discharged from all liability hereunder to Lender and Company for any obligation performable by Bank for the first time after the filing of such interpleader and Bank, at any time after the filing of the interpleader, may terminate all of its performance obligations under this Agreement by giving notice of such termination to Lender and Company fifteen (15) calendar days prior to the effective date of termination of its obligations, as specified in the notice. Upon receipt of notice from Bank that it is terminating its performance obligations under this Agreement, Lender may, in addition to its other rights and remedies and without terminating this Agreement, appoint another person to succeed to Bank’s position under this Agreement.

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10.                                 Receivable Contracts. Notwithstanding anything in this Agreement to the contrary, Company shall observe each and all of the terms and conditions of, and shall otherwise perform each and all of its obligations and responsibilities under all contracts and other agreements which give rise to the Receipts, or on which any of the Receipts are based, all in accordance with the terms of such contracts and other agreements (“Receivable Contracts”). Lender shall not have and Bank shall not have any obligation, responsibility or liability under any Receivable Contract by reason of or arising out of this Agreement, any other contract or other agreement, or the receipt by Lender or Bank of any payment or other thing of value relating to a Receivable Contract. In furtherance of the foregoing, but not in limitation thereof, Lender shall not be obligated and Bank shall not be obligated in any manner to (i) perform any of the obligations of Company under or pursuant to any Receivable Contract, (ii) make any payment under any Receivable Contract, (iii) make any inquiry as to the nature or sufficiency of any payment received relative to any Receivable Contract, or as to the sufficiency of any performance by any person under any Receivable Contract, or (iv) present or file any claim, or take any action to enforce any performance or payment under any Receivable Contract.

11.                                 Termination; Survivability,  This Agreement may be terminated by Company only upon delivery to Bank of a written notification of termination jointly executed by Company and Lender. This Agreement may be terminated by Lender at any time, with or without cause, upon its delivery of written notice thereof to both Company and Bank. This Agreement may be terminated by Bank at any time on not less than thirty (30) calendar days prior written notice delivered to both Company and Lender. Notwithstanding anything in this Agreement to the contrary, Lender and Company agree that Bank shall be entitled to Fees per item received pursuant to this Agreement for any period of time following termination that Bank continues to receive and deliver Receipts to Lender. Lender and Company shall have responsibility for notifying Company’s customers and any other persons who are parties to any of the Receivable Contracts of any address change. The provisions of paragraphs 2, 3 and 7 shall survive termination of this Agreement unless and until specifically released by Lender in writing. All rights of Bank under paragraphs 6, 7 and 9 shall survive any termination of this Agreement.

12.                                 Irrevocable Agreements. Company acknowledges that the agreements made by it and the authorizations granted by it in paragraphs 2, 3, and 4 hereof are irrevocable and that the authorizations granted in paragraphs 2, 3, and 4 hereof are powers coupled with an interest.

13.                                 Notices. All notices, requests or other communications given to Company, Lender or Bank shall be given in writing (including by facsimile) at the address specified below:

Company:                                          c/o Enerkem Inc.

1010 Sherbrooke St. West, Suite 1610

Montreal, QC H3A 2R7

Canada

Attention:                Chief Financial Officer

Facsimile: 514-875-0835

Telephone: 514-875-0284

Lender:                                                        Lighthouse Capital Partners VI, LP

3555 Alameda de las Pulgas, Suite 200

Menlo Park, California 94025

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Attention:                Contracts Administration

Telephone Number:

Facsimile: 650-233-0114

Bank:                                                                  RBC Bank (USA)

10360 Royal Palm Blvd.

Coral Springs, Florida 33065

Attention:                Christopher Smith

Telephone: 954-796-2030

Facsimile:

With Copy To:                Treasury Management Support

RBC Bank (USA)

1417 Centura Highway, Bldg. 3

Rocky Mount, NC 27803

Telephone: 800-226-5985

Facsimile: 252-454-8575

Any party may change its address for notices hereunder by notice to the other parties given in accordance with this paragraph 13. Each notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this paragraph 13 and confirmation of receipt is made by the appropriate party by a return facsimile or in some other manner, (ii) if given through a nationally recognized overnight courier, next business day delivery, then one (1) business day after deposit of the notice with such overnight courier, addressed to the party at the address for such party specified in this paragraph 13, with delivery charges prepaid, (iii) if given through the U.S. Mail, three (3) business days after deposit in the U.S. Mail, postage prepaid, addressed to the party to whom notice is being sent using the address for such party specified in this paragraph 13, (iv) if given by personal delivery, then by hand delivery of the notice to the party on a business day at the address for such party specified in this paragraph 13, and (v) if delivered in any other manner, when the party to whom the notice has been sent acknowledges in writing the receipt of the notice.

14.                                 Anti-Money Laundering and Anti-Terrorism. Company and Lender, each for itself but not for the other, represent, warrant and covenant to Bank as follows: (1) neither Company nor Lender (a) is or shall become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engage in or shall engage in any dealings or transactions prohibited by Section 2 of such executive order, or is or shall become otherwise associated with any such person in any manner violative of Section 2, or (c) is or shall become a person on the list of

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Specially Designated Nationals and Blocked Persons or is subject to or shall become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Company and Lender are and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) neither Company nor Lender has or shall use all or any part of the Receipts or the proceeds of or related to the Account or the Receipts, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

15.                                 Miscellaneous.

a.                                       This Agreement may be amended only by a written instrument executed by Lender, Bank and Company acting by their respective duly authorized representatives.

b.                                      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, but Company shall not be entitled to assign or delegate any of its rights and obligations hereunder without first obtaining the prior written consent of both Lender and Bank.

c.                                       This Agreement may be executed in any number of several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

d.                                      This Agreement shall be governed by and construed in accordance with the substantive laws of the State of North Carolina, excluding, however, the conflict of law and choice of law provisions thereof.

e.                                       Nothing in this Agreement shall constitute any party to this Agreement a fiduciary in relation to any other party to this Agreement. If Bank is affiliated with or becomes affiliated with either Lender or Company — or any other person who may be a third party beneficiary of this Agreement, the other party or parties acknowledge and consent to Bank’s relationship with the affiliated party or third party and Bank’s relationship with any of the affiliated party’s affiliates or the affiliated third party’s affiliates, and agrees such relationship does not and shall not constitute a conflict of interest. To the extent a conflict or a perceived conflict develops, or if it is later determined that one existed at the time the parties entered into this Agreement, the parties waive such conflict.

f.                                         No act or inaction of any of the parties to this Agreement shall be deemed to constitute or establish a “course of performance or dealing” that would require any party to so act or refrain from acting in any particular manner at a later time under similar or dissimilar circumstances. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

g.                                      In applying, interpreting and construing this Agreement and its various provisions, the following shall apply: (i) the terms “hereby”, “hereof’, “herein”, “hereunder”, and any similar words, refer to this Agreement; (ii) words in the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular numbered meaning include the plural number, and vice versa; (iii) words importing persons include firms, companies, associations, general partnerships, limited partnerships, limited liability partnerships, limited liability companies, limited liability limited partnerships, trusts, business trusts, corporations and other legal organizations, including public and quasi-public bodies, as well as individuals; (iv) the use of the terms “including” or “included in”, or the use of examples generally, are not intended to be limiting, but

6

shall mean, without limitation, the examples provided and others that are not listed, whether similar or dissimilar; (v) the phrase “costs and expenses”, or variations thereof, shall include, without limitation, reasonable attorneys’ fees and fees of legal assistants; (vi) the phrase “business day” means Monday through Friday of each week of a calendar year, excepting all federal holidays; (vii) Bank shall be deemed to have acted “promptly” if it has acted within two (2) business days of the effective date of Bank’s receipt of any notice as provided in this Agreement; (viii) the captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision hereof.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the parties has executed and delivered this Account Control Agreement as of the day and year first above set forth.

BANK:

RBC BANK (USA)
a North Carolina banking corporation

By:	/s/ Christopher Smith	/s/ Nakysha Gray
Print Name:	Christopher Smith	Print Name:	Nakysha Gray
Title:	Banking Center Manager

LENDER:

LIGHTHOUSE CAPITAL PARTNERS VI, L.P.

By:	Lighthouse Management Partners VI, L.L.C.
its general partner

By:	/s/ Ryan Turner	/s/ Christine Fera
Print Name:	Ryan Turner	Print Name:	Christine Fera
Title:	Managing Director

COMPANY:

ENERKEM CORPORATION

By:	/s/ Jocelyn Auger	/s/ Jean-François Noël
Print Name:	Jocelyn Auger	Print Name:	Jean-François Noël
Title:	Director

EXHIBIT A

NOTICE OF EXCLUSIVE CONTROL

**[Insert Date]**

RBC BANK (USA)
10360 Royal Palm Blvd.
Coral Springs, Florida 33065
Attention: Christopher Smith

- And -

RBC BANK (USA)
1417 Centura Highway, Building 3
Rocky Mount, NC 27803
Attention: Treasury Management Support

Re:	Account Control Agreement dated as of , 2011 (the “Agreement”) among Enerkem Corporation, RBC Bank (USA) and Lighthouse Capital Partners VI, L.P., relating to Account No. .

Ladies and Gentlemen:

The letter constitutes the Lender’s Notice of Exclusive Control referred to in Paragraph 3 of the Agreement.

LIGHTHOUSE CAPITAL PARTNERS VI, L.P.

By:
Print Name:
Title:

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SCHEDULE 1

DISCLOSURE SCHEDULE

DEPOSIT AND SECURITIES ACCOUNTS

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PERMITTED LIENS

EXISTING LIENS

Registration No 10-0517929-0002 filed July 30, 2010 under the RPMRR, Creditor: Royal Bank of Canada – guaranteed investment certificate

Registration No 10-0517929-0001 filed July 30, 2010 under the RPMRR, Creditor: Royal Bank of Canada - guaranteed investment certificates

Registration No 09-0396999-0010 filed July 2, 2009 under the RPMRR, Creditor: Royal Bank of Canada - guaranteed investment certificate

Registration No 08-0430183-0001 filed July 24, 2008 under the RPMRR, Financement d’équipement Générale Électrique Canada – equipment specific

Registration No 08-0043921-0046 filed January 25, 2008 under the RPMRR, Creditor: General Motors Acceptance Corporation of Canada, Limited – vehicle

Registration No 10-0396681-0001 filed June 16, 2010 under the RPMRR, Creditor: Air Products of Canada, Ltée – equipment specific

Registration No 10-0396670-0001 filed June 16, 2010 under the RPMRR, Creditor: Air Products of Canada, Ltée – equipment specific

SUBSIDIARIES AND INVESTMENTS

Enerkem Corporation (“Enerkem US”), a Delaware corporation and a wholly owned Subsidiary of Borrower

EMB Holdings LLC (“EMB”), a Delaware limited liability company and a wholly owned Subsidiary of Enerkem US

Enerkem Mississippi Biofuels LLC, a Delaware limited liability company and a wholly owned Subsidiary of EMB

Greenfield Advanced Biofuels Inc., (“Greenfield”) a corporation organized under the laws of Canada and a wholly owned Subsidiary of Borrower

Enerkem Alberta Biofuels LP, a limited partnership organized under the laws of Alberta and jointly owned by Borrower and Greenfield

Enerkem Alberta Biofuels G.P. Inc., a corporation organized under the laws of Alberta and jointly owned by Borrower and Greenfield

7037163 Canada Inc. (“Varennes GP”), a corporation organized under the laws of Canada and partially owned by Borrower

Varennes Cellulosic Ethanol L.P., a limited partnership organized under the laws of Ontario and partially owned by Borrower and Varennes GP

PRIOR NAMES

Enerkem Technologies Inc.

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

The Borrower purchased two (2) compressors from Canadian Purcell Holdings Ltd. in 2008. Canadian Purcell Holdings Ltd. delivered the compressors to the Borrower in June 2009. The compressors have never operated as per the Borrower specifications and Canadian Purcell Holdings Ltd. has not been able to repair or replace the compressors. The Borrower has therefore filed a claim in the amount of $1,242,014 against Canadian Purcell Holdings Ltd.  to recover (i) the purchase price paid by the Borrower, (ii) the time related expenses for the installation, and (iii) the material and time expenses related for the replacement of the compressors. This claim has no significant impact on the Borrower’s business

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BUSINESS PREMISES

ENERKEM INC.

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Current Headquarters (Location 1)	Contact Name: Patrice Ouimet Address: 1010, Sherbrooke St. West, Suite 1610 City, Provence, Postal Code: Montreal, Quebec H3A 2R7 Phone: (514) 875-0284 Fax: (514) 875-0835

Contact Name:      René G. Arsenault

Company Name:   Canadian Property Holdings (1010 Sherbrooke) Inc.

Address:                                                         1010 Sherbrooke Street West, Suite 1210

City, Provence, Postal Code:  Montréal, Québec, H3A 2R7

Phone:

Fax:

Location 2	Contact Name: Patrice Ouimet Address: 375 de Courcellette, Suite 900 City, Provence, Postal Code: Sherbrooke, Québec, J1H 3X4 Phone: (819) 347-1111 Fax: (819) 947-1113

Contact Name:      René St-Pierre

Company Name:   Les Investissements René St-Pierre Ltée
Address:                                                         3055 Queen-Victoria Blvd.
City, Provence, Postal Code: Sherbrooke, Québec, J1J 4N8
Phone:

Fax:                                                                                   (819) 822-3354

Location 3	Contact Name: Patrice Ouimet Address: 551 de la Tuilerie Avenue City, Provence, Postal Code: Westbury, Québec, J0B 1R0 Phone: (819) 832-4411 Fax: (819) 832-3788	Contact Name: Jean-Yves Tremblay Company Name: Tred’si Inc. Address: 550 de la Tuilerie Avenue City, Provence, Postal Code: Westbury, Québec, J0B 1R0 Phone: (819) 832-4898 Fax: (819) 832-3880

ENERKEM CORPORATION

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Current Headquarters (Location 1)	Contact Name: Patrice Ouimet Address: 1010, Sherbrooke St. West, Suite 1610 City, Provence, Postal Code: Montreal, Quebec H3A 2R7 Phone: (514) 875-0284 Fax: (514) 875-0835	See Location 1 under Enerkem Inc. above.

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